UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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WYNN RESORTS, LIMITED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WYNN RESORTS, LIMITED

3131 Las Vegas Boulevard South

Las Vegas, Nevada 89109

(702) 770-7000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On: Tuesday, May 8, 2007

To Our Stockholders:

Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of Wynn Resorts, Limited, a Nevada corporation (the “Company”), will be held in the Latour Ballroom at Wynn Las Vegas, 3131 Las Vegas Boulevard South, Las Vegas, Nevada, on May 8, 2007, at 11 a.m. (local time), for the following purposes (which are more fully described in the Proxy Statement, which is attached and made a part of this Notice):

1.	To elect three directors, each to serve as such until the 2010 Annual Meeting of Stockholders and until his successor is elected and qualified, or until such director’s earlier death, resignation or removal;

2.	To approve the Company’s Annual Performance Based Incentive Plan as proposed to be amended to increase the maximum payable thereunder to any individual to $10,000,000 and to define permitted adjustments to our performance goals;

3.	To ratify the Audit Committee’s appointment of Ernst & Young, LLP as the independent auditors for the Company and all of its subsidiaries; and

4.	To consider and transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Stockholders of record at the close of business on March 29, 2007, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the Annual Meeting. A complete list of these stockholders will be available for inspection ten days prior to the Annual Meeting at the Company’s executive offices, located at 3131 Las Vegas Boulevard South, Las Vegas, Nevada 89109.

All stockholders are cordially invited to attend the Annual Meeting in person. Stockholders of record as of the record date will be admitted to the Annual Meeting upon presentation of identification. Stockholders who own shares of the Company’s common stock beneficially through a bank, broker or other nominee will be admitted to the Annual Meeting upon presentation of identification and proof of ownership or a valid proxy signed by the record holder. A recent brokerage statement or a letter from a bank or broker are examples of proof of ownership. Any other persons will be admitted at the discretion of the Company, as seating is limited.

Whether or not you plan to attend the Annual Meeting, you are urged to read the Proxy Statement and then complete, sign and date the enclosed Proxy Card and return it as promptly as possible in the enclosed, postage-prepaid envelope. Even if you have given your proxy, you may still vote in person if you attend the Annual Meeting and revoke your proxy in writing. Please note, however, that if your shares are held of record by a broker, bank or other nominee, and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

By Order of the Board of Directors

Kim Sinatra

Secretary

Las Vegas, Nevada

April 14, 2007

WYNN RESORTS, LIMITED

3131 Las Vegas Boulevard South

Las Vegas, Nevada 89109

PROXY STATEMENT

General Information

This Proxy Statement is furnished to stockholders in connection with the solicitation of proxies by the Board of Directors of Wynn Resorts, Limited (“Wynn Resorts,” “we” or the “Company”), for use at the Company’s Annual Meeting of Stockholders on May 8, 2007 (the “Annual Meeting”) to be held in the Latour Ballroom at Wynn Las Vegas, 3131 Las Vegas Boulevard South Las Vegas, Nevada, at 11 a.m. (local time) and at any adjournment of that meeting. Matters to be considered and acted upon at the Annual Meeting are set forth in the Notice of Annual Meeting of Stockholders accompanying this Proxy Statement and are more fully outlined herein. A copy of our 2006 Annual Report to Stockholders, this Proxy Statement and the accompanying Proxy Card were first mailed to stockholders beginning on or about April 14, 2007.

The Board of Directors believes that the election of the director nominees named herein, approval of the Annual Performance Based Incentive Plan and ratification of Ernst & Young LLP are in the best interests of the Company and its stockholders and recommends a vote FOR each of these matters.

Revocability of Proxies

Any stockholder giving a proxy may revoke it at any time prior to its exercise at the Annual Meeting by filing or sending a writing or other transmission revoking it, or by executing and delivering another proxy bearing a later date, to the Secretary of the Company at the Company’s Executive Offices located at 3131 Las Vegas Boulevard South, Las Vegas Nevada 89109, or to the inspector of elections of the Company appointed to count the votes of stockholders. Please note, however, that if your shares are held of record by a broker, bank or other nominee, and you must contact that person if you wish to revoke previously given voting instructions. Attendance at the Annual Meeting in and of itself does not revoke a prior proxy.

Voting and Solicitation

Shares represented by duly executed and unrevoked proxies will be voted at the Annual Meeting in accordance with the specifications made therein by the stockholders. If no specification is made, shares represented by duly executed and unrevoked proxies will be voted FOR the election as directors of the nominees listed herein, FOR approval of the Annual Performance Based Incentive Plan, FOR ratification of Ernst & Young LLP as the Company’s independent auditors, and, with respect to any other matter that may properly come before the Annual Meeting, in the discretion of the persons voting the respective proxies.

The cost of preparing, assembling and mailing proxy materials will be borne by the Company. Directors, executive officers and other employees may also solicit proxies but will not receive any special compensation. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable out-of-pocket expenses incurred in sending proxy materials to beneficial owners.

At the close of business on March 29, 2007, the record date for determining stockholders entitled to vote at the Annual Meeting, 101,955,031 shares of the Company’s common stock, $.01 par value, were outstanding. Each stockholder is entitled to one vote for each share of common stock held of record on that date on all matters presented at the Annual Meeting. A plurality of the votes cast in person or by proxy at the Annual Meeting is required for the election of the director nominees. Under Nevada law, shares as to which a stockholder withholds voting in the election of directors and broker non-votes will not be counted as voting thereon and therefore will not affect the election of the nominees receiving a plurality of the votes cast. However, those shares will be counted for purposes of determining whether there is a quorum. For each other item to be acted upon at the Annual Meeting, the item will be approved if the number of votes cast in favor of the item by the stockholders entitled to vote exceeds the number of votes cast in opposition to the item. Abstentions and broker non-votes will not be counted as voting on an item and therefore will not affect the outcome of these proposals, although they are counted for purposes of determining whether there is a quorum.

The stockholders of the Company have no dissenter’s or appraisal rights in connection with any of the proposals described herein.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Company’s Articles and Fourth Amended and Restated Bylaws, as amended (the “Bylaws”), require that the number of directors on the Board of Directors be not less than one nor more than thirteen. Presently, the Board of Directors is set at ten directors and is divided into three classes. Class I consists of Elaine P. Wynn, Ronald J. Kramer and John A. Moran, whose terms expire in 2009. Class II consists of Stephen A. Wynn, Alvin V. Shoemaker, D. Boone Wayson and Stanley R. Zax, whose terms expire in 2007. Class III consists of Kazuo Okada, Robert J. Miller and Allan Zeman, whose terms expire in 2008. At each annual meeting, the terms of one class of directors expire. Each director nominee is elected to the Board of Directors for a term of three years.

At the Annual Meeting, three Class II directors are to be elected, each to serve until the 2010 Annual Meeting of Stockholders and until his or her successor is elected and qualified, or until such director’s earlier death, resignation or removal. Stock represented by the accompanying Proxy will be voted FOR the election of the three nominees listed below unless a stockholder elects to withhold voting authority for a nominee. The persons designated as proxies will have discretion to cast votes for other persons in the event any nominee for director is unable to serve or for good cause will not serve. At present, it is not anticipated that any nominee will be unable to serve or for good cause will not serve.

The names and certain information concerning the persons to be nominated as directors by the Board of Directors at the Annual Meeting are set forth below.

Stephen A. Wynn.    Mr. Wynn has served as Chairman of the Board and Chief Executive Officer of the Company since June 2002. From April 2000 to September 2002, Mr. Wynn was the managing member of Valvino Lamore LLC, the Company’s predecessor and its wholly owned subsidiary. Mr. Wynn also serves as an officer and/or director of several of our subsidiaries. From 1973 until 2000, Mr. Wynn served as Chairman of the Board, President and Chief Executive Officer of Mirage Resorts, Incorporated, and its predecessor. Mr. Wynn is married to Elaine P. Wynn, a director of the Company.

Alvin V. Shoemaker.    Mr. Shoemaker has served as a director since December 2002. Mr. Shoemaker is currently retired and was the Chairman of the Board of First Boston Inc. and First Boston Corp. from April 1983 until his retirement in January 1989, at the time of its sale to Credit Suisse Bank. Mr. Shoemaker is a member of the board of directors of Frontier Bank and Huntsman Chemical Co.

D. Boone Wayson.    Mr. Wayson has served as a director since August 2003. Mr. Wayson has been a principal of Wayson’s Properties, Incorporated, a real estate development and holding company, since 1970. He also serves as an officer and/or director of other real estate and business ventures. From 2000 through May 2003, Mr. Wayson served as a member of the board of directors of MGM MIRAGE, a gaming company.

Stanley R. Zax, whose term ends with this annual meeting, is not standing for reelection as a director. The Board wishes to thank Mr. Zax for his service to the Company. Because of Mr. Zax’s impending departure, the Board of Directors has reduced the size of the Board from 10 to 9 directors, effective as of the 2007 annual meeting of stockholders.

The election of directors will be decided by the affirmative vote of a plurality of all the votes cast at the Annual Meeting.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE NOMINEES LISTED ABOVE.

PROPOSAL NO. 2

APPROVAL OF THE WYNN RESORTS, LIMITED

ANNUAL PERFORMANCE BASED INCENTIVE PLAN FOR EXECUTIVE OFFICERS

The Incentive Plan was adopted by the Board of Directors on March 8, 2004, and by the stockholders of the Company on May 4, 2004. The Incentive Plan is an annual bonus plan designed to provide certain senior executive officers with incentive compensation based upon the achievement of pre-established performance goals. The Chief Executive Officer, the Chief Financial Officer and other executive officers of the Company who are among the five most highly compensated are eligible to participate in the Incentive Plan. The Incentive Plan is administered by the Compensation Committee of the Board of Directors (the “Committee”).

The Incentive Plan currently provides that a participant’s maximum annual bonus payable with respect to any plan year is the lesser of (a) $7,500,000 and (b) (I) in the case of the Company’s Chief Executive Officer, 250% of the participant’s “average base annual salary” over the applicable performance period, and (II) in the case of all other participants, up to a maximum of 200% of the participant’s “average base annual salary” over the applicable performance period. The average base salary of a Participant is the average of the Participant’s base salary on the day the performance period begins and the Participant’s base salary on the day the Committee establishes the performance goals.

In order to provide greater flexibility to the Committee in its determination of annual bonuses under the Incentive Plan, the Board of Directors has approved the Incentive Plan for submission to the Company’s stockholders to increase the maximum annual bonus payable to any executive with respect to any plan year to the lesser of (a) $10,000,000 and (b) (I) in the case of the Company’s Chief Executive Officer, 250% of the participant’s “average base annual salary” over the applicable performance period, and (II) in the case of all other participants, up to a maximum of 200% of the participant’s “average base annual salary” over the applicable performance period. The Board has also approved additional adjustments in performance goals to reflect the impact of items not reflected in such goals. The Company seeks approval by its stockholders of the Incentive Plan.

As is presently the case, even if the performance goals are met for any particular year, the Committee will continue to be able to reduce or eliminate any participant’s bonus if it determines, in its sole and absolute discretion, that such a reduction or elimination is appropriate with respect to the participant’s performance or any other factors material to the goals, purposes, and administration of the Incentive Plan. In addition, the Committee will continue to be able to grant bonuses outside of the Incentive Plan.

The Board of Directors continues to believe that it is in the best interests of the Company and its stockholders to provide for a stockholder-approved plan under which bonuses paid to its executive officers can qualify for deductibility for federal income tax purposes. Accordingly, the Company has structured the Incentive Plan (including as proposed to be amended) in a manner such that payments under it can satisfy the requirements for “performance-based” compensation within the meaning of Section 162(m) of the Code. In general, Section 162(m) places a limit on the deductibility for federal income tax purposes of the compensation paid to certain executive officers. Under Section 162(m), compensation paid to such persons in excess of $1 million in a taxable year is not generally deductible. However, compensation that qualifies as “performance-based” as determined under Section 162(m) does not count against the $1,000,000 limitation. One of the requirements of “performance-based” compensation for purposes of Section 162(m) is that the material terms of the performance goal under which compensation may be paid be disclosed to and approved by the Company’s stockholders. For purposes of Section 162(m) the material terms include (a) the employees eligible to receive compensation, (b) a description of the business criteria on which the performance goal is based and (c) the maximum amount of compensation that can be paid to an employee under the performance goal. Each of these aspects of the Incentive Plan is discussed below, and stockholder approval of the Incentive Plan as amended will be deemed to constitute approval of each of these aspects of the Incentive Plan for purposes of the approval requirements of Section 162(m) of the Code.

A copy of the full text of the Incentive Plan, as proposed, is attached hereto as Exhibit A.

Description of the Principal Features of the Incentive Plan

The following is a description of the principal features of the Incentive Plan and is qualified in its entirety by reference to Exhibit A.

Purpose.    The purpose of the Incentive Plan is to provide an incentive for superior performance and to motivate participating officers toward the highest levels of achievement and business results, to tie their goals and interests to those of the Company and its stockholders, and to enable the Company to attract and retain highly qualified executive officers. An additional purpose of the Incentive Plan is to serve as a qualified performance-based compensation program under Section 162(m), in order to preserve the Company’s tax deduction for compensation paid under the Incentive Plan to the Company’s most senior executive officers.

Administration.    The Incentive Plan is administered by the Compensation Committee of the Board of Directors, which consists solely of “outside directors” within the meaning of Section 162(m).

Eligibility.    Those executive officers of the Company who are “covered employees” as defined under Section 162(m) of the Code are eligible to participate in the Incentive Plan. At or prior to the time that performance objectives for a performance period are established, the Committee will designate which executive officers shall participate in the Incentive Plan for such performance period (the “Participants”). A bonus award that would otherwise be payable to a Participant who is not employed by the Company on the last day of a performance period may be prorated or not paid in the discretion of the Chief Executive Officer, except in the case of a bonus award payable to the Chief Executive Officer, in which case the decision will be made in the discretion of the Committee.

Performance Goals.    The performance period with respect to which bonuses shall be calculated and paid under the Incentive Plan will generally be the Company’s fiscal year but the Committee will have the discretion to designate different performance periods. Within 90 days after the beginning of the performance period, the Committee will establish in writing, one or more performance goals, specific target objectives for the performance goals, and an objective formula or method for computing the amount of bonus compensation awardable to each Participant if the performance goals are attained. Performance goals shall be based upon one or more of the following business criteria for the Company as a whole or any of its subsidiaries or operating units: stock price; market share; gross revenue; gross margin; pretax operating income; cash flow; earnings before interest, taxes, depreciation and amortization; earnings per share; return on equity; return on invested capital or assets; return on revenues; cost reductions and savings; productivity including, but not limited to, the ability to complete major capital projects on time and within budget, and the ability to successfully meet objective project milestones during the performance year; equity capital raised; consummation of debt and equity offerings; asset management (e.g. inventory and receivable levels); compliance with contractual and legal requirements; customer satisfaction; employee satisfaction; or any increase or decrease of one or more of the foregoing over a specified period. In addition, performance goals may be based upon a Participant’s attainment of personal goals with respect to any of the foregoing performance goals, negotiating transactions and sales, or developing long-term business goals. The Committee shall have the authority to make appropriate adjustments in performance goals to reflect the impact of items not reflected in such goals. The following are considered “adjustments” for purposes of the Incentive Plan (a) any profit or loss attributable to abandonment, acquisition or disposition of stock or assets, (b) any changes in accounting standards or treatments that may be required or permitted by the Financial Accounting Standards Board or adopted by the Company or its subsidiaries after the goal is established, (c) all items of gain, loss or expense for the year related to restructuring charges for the Company or its subsidiaries, (d) all items of gain, loss or expense for the year determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business, (e) any income or expense resulting from transactions with affiliates which are eliminated in the consolidation of the affiliates’ financial statements with Wynn Resorts, Limited including management fees, rent, royalties, interest and corporate overhead expense allocation, (f) pre-opening expenses, (g) stock based compensation expense, (h) items classified as other income or expense, (i) all items of gain, loss or expense for the year related to discontinued operations that do not qualify as a segment of a business as defined in APB Opinion No. 30 (or successor literature), (j) the impact of capital expenditures, (k) the impact of share repurchases and other changes in the number of outstanding shares, and (l) such other items as may be prescribed by Section 162(m) of the Code and the treasury regulations thereunder as may be in effect from time to time, and any amendments, revisions or successor provisions and any changes thereto.

Maximum Bonuses.    As proposed, no Participant’s bonus for any plan year shall be greater than the lesser of (a) $10,000,000 and (b) (I) in the case of the Company’s Chief Executive Officer, 250% of the participant’s “average base annual salary” over the applicable performance period, and (II) in the case of all other participants, up to a maximum of 200% of the participant’s “average base annual salary” over the applicable performance period.

Limitation on Committee’s Discretion.    The Committee does not have the authority to increase the amount of the award payable to an executive officer upon attainment of a performance goal, but the Committee may, in its discretion, reduce or eliminate the amount payable to such an individual.

Committee Certification of Performance Goal Attainment.    As soon as practicable after the end of each performance period (or such sooner time as the performance goals have been met), and before any awards for a particular year can be paid, the Committee shall certify in writing to what extent the Company and the Participants have achieved the performance goals for the performance period, including the specific target objectives and the satisfaction of any other material terms of the bonus award, and the Committee shall calculate the amount of each Participant’s bonus for the performance period based upon the performance goals, objectives, and computation formulae for the performance period.

Amendments/Termination of the Incentive Plan.    The Incentive Plan may be amended or terminated by the Board of Directors, provided that no amendment of the Incentive Plan may be made without the approval of stockholders if such amendment would alter the class of individuals who are eligible to participate in the Incentive Plan, the performance criteria, or the maximum bonus payable to any Participant.

Benefits under the Incentive Plan.    Inasmuch as individual benefits under the Incentive Plan will be determined by the Committee, benefits to be paid under the Incentive Plan are not determinable at this time.

Non-Exclusivity.    Nothing contained in the Incentive Plan prevents the Company from adopting other or additional compensation arrangements that provide for bonuses or other forms of compensation for the Company’s executive officers, directors or other employees, whether or not stockholders approve the Incentive Plan. However, any such other or additional compensation arrangements will be operated in a manner intended not to impact the qualification of payments under the Incentive Plan for deductibility under Section 162(m) of the Code. Such other arrangements may or may not qualify for deductibility under Section 162(m) of the Code and may be either applicable only for specific executives, directors or employees or may be generally applicable.

This proposal will be approved if the number of votes cast in favor of the proposal by stockholders entitled to vote exceeds the number of votes cast in opposition to the proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE WYNN RESORTS, LIMITED ANNUAL PERFORMANCE BASED INCENTIVE PLAN FOR EXECUTIVE OFFICERS.

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee of the Board of Directors has selected Ernst & Young LLP, a firm of independent public accountants, as our independent public accountants to examine and report to our stockholders on the consolidated financial statements of our Company and its subsidiaries for the year 2007. Representatives of Ernst & Young LLP will be present at the Annual Meeting and will be given an opportunity to make a statement. They also will be available to respond to appropriate questions.

On May 15, 2006, the Audit Committee dismissed Deloitte & Touche LLP (“D&T”) as the independent registered public accounting firm for the Company and its subsidiaries. On May 18, 2006, the Audit Committee engaged Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm. The decision to engage EY was made by the Audit Committee in light of the Company’s impending commencement of operations in Macau, SAR, People’s Republic of China, and the relative strength of EY’s commitment to its Asia-based gaming practice.

The reports of D&T on the consolidated financial statements of Wynn Resorts, Limited and Wynn Las Vegas, LLC for the fiscal years ended December 31, 2005 and 2004 did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles; however, each of D&T’s reports, dated March 15, 2006, on the consolidated financial statements of Wynn Resorts, Limited and Wynn Las Vegas, LLC expressed an unqualified opinion and included an explanatory paragraph relating to the restatement of the 2004 and 2003 consolidated financial statements to eliminate the application of hedge accounting. The reports of D&T on management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting for Wynn Resorts, Limited as of December 31, 2005 contained no adverse opinion or disclaimer of opinion except as explained below.

During the Company’s fiscal years ended December 31, 2004 and 2005, and through May 15, 2006, the Company did not have any disagreements with D&T on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of D&T, would have caused it to make reference to the subject matter of the disagreements in connection with its report, except as follows: (i) In connection with D&T’s audit of the Company’s annual consolidated financial statements for the year ended December 31, 2005, D&T advised the Company that it believed that the application of hedge accounting, as defined in Statement of Financial Accounting Standards No. 133, “Accounting for Derivatives and Hedging Activities” (“SFAS 133”) to the Company’s interest rate swap arrangements entered into between May 2003 and October 2005, was not appropriate; a determination with which the Company did not initially agree. In response, the Company re-evaluated the hedge documentation relating to its interest rate swaps entered into during 2003, 2004 and 2005 and concluded that it needed to eliminate hedge accounting. As a result of this conclusion, both Wynn Resorts, Limited and Wynn Las Vegas, LLC restated their 2003 and 2004 audited financial statements. The Audit Committee did discuss the issue with D&T. The Registrants have authorized D&T to respond fully to the inquiries of EY concerning the subject matter of this disagreement; and (ii In connection with D&T’s audit of the Company’s annual consolidated financial statements for the year ended December 31, 2005, D&T advised the Company that it believed that using an amortizable life for certain specifically identified show production costs based upon their contractual cost recovery as opposed to the estimated life of the show was not appropriate, with which the Company did not initially agree. However, after discussion with D&T, the Company concluded that the show costs should be amortized over the estimated life of the show. The Audit Committee did discuss the issue with D&T. The Registrants have authorized D&T to respond fully to the inquiries of EY concerning the subject matter of this disagreement.

During the Company’s fiscal years ended December 31, 2004 and 2005 and through May 15, 2006, there were no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K adopted by the Securities and

Exchange Commission (the “Commission”), except that, D&T’s report, dated March 15, 2006, on Wynn Resorts Limited’s internal controls over financial reporting expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting because of a material weakness in Wynn Resorts Limited’s controls over the formal designation, documentation and the continual evaluation and assessment of its derivative instruments which were not adequately designed to determine that derivative instruments were properly accounted for in accordance with Statement of Financial Accounting Standards No. 133 Accounting for Derivative Instruments and Hedging Activities. The Audit Committee discussed the subject matter of this material weakness with D&T. Wynn Resorts Limited has authorized D&T to respond fully to the inquiries of EY concerning the subject matter of this material weakness.

The following table shows the fees paid or accrued by the Company for audit and other services provided by Ernst & Young LLP, and Deloitte & Touche LLP, the Company’s independent auditors, during each of the fiscal years ended December 31, 2006 and December 31, 2005:

	Aggregate Fees
Category	2006	2005
Audit fees	$963,836	$1,067,763
Audit-related fees	18,000	14,500
Tax fees	91,905	70,838
All other fees	—	—

“Audit fees” includes the aggregate fees billed for professional services rendered for the reviews of our consolidated financial statements for the quarterly periods ended March 31, June 30, and September 30, and for the audit of our consolidated financial statements and the consolidated financial statements of certain of our subsidiaries for the year ended December 31. “Audit fees” also includes amounts billed for services provided in connection with securities offerings during 2006 and 2005. Of the $963,836 billed for 2006, $339,000 related to the audit of management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2006 and $129,792 was paid to Deloitte & Touche, LLP, our prior auditors, for work related to the quarterly period ended March 31. “Audit related fees” is the aggregate fees billed for audits of the Company’s defined contribution employee benefit plan. “Tax fees” for 2006 and 2005 include fees for tax preparation and compliance, international tax research, planning for the Company’s foreign subsidiaries, domestic tax planning and other research, including $65,213 paid to Deloitte & Touche, LLP in 2006.

All of our independent auditor’s fees were pre-approved by the Audit Committee in 2006. The Audit Committee pre-approves services either by: (1) approving a request from management describing a specific project at a specific fee or rate or (2) by pre-approving certain types of services that would comprise the fees within each of the above categories at usual and customary rates.

As a matter of good corporate governance, the Audit Committee has determined to submit its selection of Ernst & Young LLP as the Company’s independent public accountants, although this is not required under Nevada law or under the Company’s Articles of Incorporation or By-Laws. If the stockholders do not ratify the selection of Ernst & Young LLP as the Company’s independent auditors for 2007, the Audit Committee will evaluate what would be in the best interests of the Company and its stockholders and consider whether to select new independent auditors for the current year or whether to wait until the completion of the audit for the current year before changing independent auditors. Even if the stockholders ratify the selection of Ernst & Young LLP, the Audit Committee, in its discretion, may direct the appointment of a different independent public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

This proposal will be approved if the number of votes cast in favor of the proposal by stockholders entitled to vote exceeds the number of votes cast in opposition to the proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE YEAR 2007.

OTHER MATTERS

The Board of Directors is not aware of any other matters to be presented at the Annual Meeting. If any other matters should properly come before the Annual Meeting, the persons named in the proxy will vote the proxies on such matters as they determine appropriate in their discretion.

REPORT OF THE AUDIT COMMITTEE

Our role is to oversee the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements. The Company’s management is responsible for the preparation, presentation and integrity of our financial statements, and for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing our financial statements and expressing an opinion as to their conformity with generally accepted accounting principles in the United States of America and for auditing and reporting on the effectiveness of our internal control over financial reporting and management’s assessment of such effectiveness.

We have reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2006. We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. We have received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as adopted by the PCAOB in Rule 3600T, and have discussed with the independent auditors their firm’s independence. Based on the review and discussion referred to above, we recommended to the Board of Directors that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the Securities and Exchange Commission.

Audit Committee

Alvin V. Shoemaker, Chairman

John A. Moran

D. Boone Wayson

Allan Zeman

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the directors, executive officers and certain key management personnel of the Company and certain of its subsidiaries as of March 31, 2007. All directors hold their positions until their terms expire and until their respective successors are elected and qualified. Executive officers are appointed by the Board of Directors and serve at the discretion of the Board of Directors, subject to applicable employment agreements.

Name	Age	Position
Stephen A. Wynn	65	Chairman of the Board and Chief Executive Officer
Kazuo Okada	64	Vice Chairman of the Board
Ronald J. Kramer	48	President and Director
Robert J. Miller	62	Director
John A. Moran	75	Director
Alvin V. Shoemaker	68	Director
D. Boone Wayson	54	Director
Elaine P. Wynn	64	Director
Stanley R. Zax	69	Director
Allan Zeman	58	Director
Marc D. Schorr	59	Chief Operating Officer
John Strzemp	55	Executive Vice President-Chief Financial Officer
Grant R. Bowie	49	President, Wynn Resorts (Macau), S.A.
Linda Chen	40	President, Wynn International Marketing, Ltd.
Matt Maddox	31	Treasurer; Senior Vice President – Business Development
Andrew Pascal	41	President, Wynn Las Vegas, LLC
Scott Peterson	40	Chief Financial Officer, Wynn Resorts (Macau), S.A.
Kim Sinatra	46	Senior Vice President-General Counsel and Secretary
David R. Sisk	45	Senior Vice President and Chief Financial Officer, Wynn Las Vegas, LLC

Set forth below is certain information regarding the Class I and Class III directors whose terms do not expire this year, and the non-director executive officers and certain key management personnel of the Company.

Directors Continuing in Office

Class I Directors (Terms expire at the 2009 Annual Meeting of Stockholders)

Ronald J. Kramer.    Mr. Kramer has served as President of the Company and as one of its directors since October 2002. Mr. Kramer also served as President of Wynn Resorts Holdings, LLC, a wholly owned indirect subsidiary of Wynn Resorts, from April to October 2002. From July 1999 to October 2001, Mr. Kramer was a Managing Director at Dresdner Kleinwort Wasserstein, an investment banking firm, and at its predecessor, Wasserstein Perella & Co. Mr. Kramer is a member of the board of directors of Monster Worldwide, Inc., Griffon Corporation and Republic Property Trust.

John A. Moran.    Mr. Moran has served as a director since October 2002. Mr. Moran is the retired Chairman of The Dyson-Kissner-Moran Corporation, a private investment entity. Mr. Moran is the honorary Co-Chairman of the Republican Leadership Council of Washington, D.C. He served as Chairman of the Republican National Finance Committee from 1993 to 1995 and was the National Finance Chairman of the Dole for President campaign.

Elaine P. Wynn.    Mrs. Wynn has served as a director for Wynn Resorts since October 2002, and is an active collaborator in the operation of Wynn Las Vegas. In addition to her corporate responsibilities, Mrs. Wynn has also served as Co-Chairperson of the Greater Las Vegas After-School All-Stars since 1996 and is the

Founding Chairperson of Communities-in-Schools. She is currently on the State Council to Establish Academic Standards in Nevada. Mrs. Wynn served as a director for Mirage Resorts, Incorporated from 1976 until 2000. Mrs. Wynn is married to Stephen A. Wynn.

Class III Directors (Terms expire at the 2008 Annual Meeting of Stockholders)

Kazuo Okada.    Mr. Okada has served as Vice Chairman of the Board since October 2002. In 1969, Mr. Okada founded Universal Co. Ltd., which became Aruze Corp. in 1998. Aruze Corp is a Japanese manufacturer of gaming machines, as well as pachislot and pachinko machines, amusement machines, and video games. Aruze Corp has been issued a manufacturer license by the Nevada Gaming Commission. The Nevada Gaming Commission has also approved Aruze Corp’s suitability as the 100% shareholder for its two subsidiaries, Aruze Gaming America, Inc., and Aruze USA, Inc. Aruze Gaming America holds manufacture, distributor, and operator licenses from the Nevada Gaming Commission, while Aruze USA has been found suitable by the Nevada Gaming Commission as a major shareholder of the Company. Mr. Okada currently serves as Director and Chairman of the Board of Aruze Corp. and as Chairman of the Board and Treasurer of Aruze USA.

Robert J. Miller.    Mr. Miller has served as a director since October 2002. Since July 2005, he has been principal of Dutko Worldwide, a multidisciplinary governmental affairs, strategy and management firm. From January 1999 until he joined Dutko Worldwide, Mr. Miller was a partner of the Nevada law firm of Jones Vargas. He has also been a partner in Miller & Behar Strategies, a partnership designed to assist American businesses in Bulgaria, since January 2003 and a partner in Nevada Rose LLC, parent to a group of companies engaged in the business of importing and selling rose nectar and related products, since November 2004. From January 1989 until January 1999, Mr. Miller served as Governor of the State of Nevada, and, from 1987 to 1989, he served as Lieutenant Governor of the State of Nevada. Mr. Miller also serves as a director of Zenith National Insurance Corp., Newmont Mining Corporation and International Game Technology.

Allan Zeman.    Mr. Zeman has served as a director since October 2002. Mr. Zeman has been chairman of Lan Kwai Fong Holdings Limited, a company engaged in property investment and development and food and beverage operations, since July 1996. Mr. Zeman is also chairman of Ocean Park, a major theme park in Hong Kong, as well as the Chairman of Sweetpea Entertainment Inc., a movie production company based in Los Angeles. In 2001, he was appointed a Justice of the Peace in Hong Kong and, in 2004, he was awarded the Gold Bauhinia Star by the Chief Executive of Hong Kong.

Director Retiring from the Board

Stanley R. Zax.    Mr. Zax has served as a director since October 2002. Since 1977, Mr. Zax has served as Chairman of the Board, and since 1978, has also served as President and CEO of Zenith National Insurance Corp. Zenith National Insurance Corp. and Zenith Insurance Company, its wholly owned subsidiary, are engaged in the workers’ compensation insurance business. On March 8, 2007, Mr. Zax was elected to the Board of Directors of Sequa Corp., a diversified industrial company.

Executive Officers

Marc D. Schorr.    Mr. Schorr serves as Chief Operating Officer of the Company, a position he has held since June 2002. Mr. Schorr also serves as an officer of several of the Company’s other subsidiaries. From June 2000 through April 2001, Mr. Schorr served as Chief Operating Officer of Valvino, the Company’s predecessor, and from June 2002 though October 2005 he served as the Chief Executive Officer and President of Wynn Las Vegas, LLC, a subsidiary of the Company. From January 1997 through May 2000, Mr. Schorr served as President of The Mirage Casino-Hotel, a gaming company and then a wholly owned subsidiary of Mirage Resorts, Incorporated.

John Strzemp.    Mr. Strzemp serves as Executive Vice President-Chief Financial Officer of the Company, a position he has held since September 2002. Mr. Strzemp served as the Company’s Treasurer from March 2003 to March 2006, and serves as an officer of several of the Company’s subsidiaries. Mr. Strzemp was Executive Vice President and Chief Financial Officer of Bellagio, LLC, a gaming company and then a wholly owned subsidiary of Mirage Resorts, Incorporated, from April 1998 to October 2000.

Grant R. Bowie.    Mr. Bowie has served as the President of Wynn Resorts (Macau), S.A., a wholly owned indirect subsidiary of the Company, since September 2003. Mr. Bowie was Senior Vice President – Australia for BI Gaming, a subsidiary of Caesars Entertainment, Inc., a gaming company, from January 1998 through April 2003.

Linda Chen.    Ms. Chen serves as the President of Wynn International Marketing Ltd., a wholly owned indirect subsidiary of the Company, a position she has held since January 2005. Ms. Chen is responsible for managing the Company’s global marketing efforts. In addition, Ms. Chen is Chief Operating Officer of Wynn Resorts (Macau), S.A., a position she has held since June 2002. From May 1997 through May 2002, Ms. Chen was Executive Vice President – International Marketing at MGM MIRAGE, a gaming company.

Matt Maddox.    Mr. Maddox serves as the Company’s Treasurer, a position he has held since March 2006. From June 2005 to December 31, 2006, Mr. Maddox served as the Senior Vice President of Business Development for Wynn Las Vegas, LLC. From March 2003 to June 2005, Mr. Maddox was the Chief Financial Officer of Wynn Resorts (Macau), S.A. From May 2002 through March 2003, Mr. Maddox was the Company’s Treasurer and Vice President – Investor Relations. From February 2000 to May 2002, Mr. Maddox was Vice President – Finance with Caesars Entertainment, Inc., a gaming company.

Andrew Pascal.    Mr. Pascal is the President of Wynn Las Vegas, LLC. From July 2005 through October 2005, Mr. Pascal was the Executive Vice President and Chief Operating Officer of Wynn Las Vegas, LLC. Mr. Pascal served as the Senior Vice President – Product Marketing and Development for the Company from August 2003 to July 2005. Mr. Pascal was Chief Executive Officer of WagerWorks, Inc. a developer and supplier of remote gaming applications from March 2001 to September 2003. From October 1998 to March 2001, Mr. Pascal was Chief Executive Officer of Silicon Gaming, a designer and developer of interactive slot machines. Mr. Pascal is the nephew of Mr. and Mrs. Wynn.

Scott Peterson.    Mr. Peterson is the Vice President and Chief Financial Officer of Wynn Resorts (Macau), S.A., a position he has held since June 2005. From September 2002 to June 2005, Mr. Peterson was the Vice President – Finance of Wynn Las Vegas, LLC. From April 2001 to September 2002, Mr. Peterson was Assistant Vice President – Finance of Wynn Resorts Holdings, LLC, a wholly owned indirect subsidiary of Wynn Resorts.

Kim Sinatra.    Ms. Sinatra is the Senior Vice President—General Counsel and Secretary of the Company, a position she has held since March 2006. Ms. Sinatra is also the Senior Vice President and General Counsel of Worldwide Wynn, LLC, the Company’s wholly owned development subsidiary, a position she has held since January 2004. She also serves as an officer of several of the Company’s subsidiaries. From January 2003 to January 2004, Ms. Sinatra acted as an independent consultant. From January 2002 to January 2003, Ms. Sinatra was Executive Vice President and Chief Legal Officer of Caesars Entertainment, Inc. and from January 2001 to January 2002, Ms Sinatra was Senior Vice President, Deputy General Counsel of Caesars Entertainment, Inc., a gaming company.

David R. Sisk.    Mr. Sisk is the Senior Vice President and Chief Financial Officer of Wynn Las Vegas, LLC, a wholly owned indirect subsidiary of the Company, a position he has held since October 2003. From October 1999 to October 2003, Mr. Sisk was Senior Vice President, Treasurer and Chief Financial Officer of Caesars Palace, a subsidiary of Caesars Entertainment, Inc., a gaming company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of February 28, 2007, certain information regarding the shares of the Company’s common stock beneficially owned by: (i) each director and nominee for director; (ii) each stockholder who is known by the Company to beneficially own in excess of 5% of the outstanding shares of the Company’s common stock based on information reported on Form 13D or 13G filed with the Securities and Exchange Commission (the “SEC”); (iii) each of the executive officers named in the Summary Compensation Table; and (iv) all executive officers, directors and director nominees as a group.

	Beneficial Ownership Of Shares(1)
Name and Address of Beneficial Owner(2)	Number	Percentage
Stephen A. Wynn(3)(4)	24,549,222	24.05%
Kazuo Okada(3)(5)	24,549,222	24.05%
Aruze USA, Inc.(3)(5) 745 Grier Drive Las Vegas, NV 89119	24,549,222	24.05%
Baron Capital Group, Inc.(3)(6) 767 Fifth Avenue New York, NY 10 153	7,179,539	7.03%
Marsico Capital Management, LLC(7) 1200 17th Street, Suite 1600 Denver, Colorado 80202	14,993,500	14.69%
T. Rowe Price Associates, Inc.(8) 100 East Pratt Street Baltimore, Maryland 21202	9,437,269	9.25%
Ronald J. Kramer(9)	352,970	*
Robert J. Miller(10)	20,000	*
John A. Moran(10)(11)	140,500	*
Alvin V. Shoemaker(10)	29,000	*
D. Boone Wayson(10)	70,000	*
Elaine P. Wynn(4)(12)	24,549,222	24.05%
Stanley R. Zax(10)(13)	195,000	*
Allan Zeman(10)	20,000	*
Marc D. Schorr(14)	542,123	*
John Strzemp(15).	205,500	*
Linda Chen(16).	185,000	*
All Directors and Executive Officers as a Group (19 persons)	51,089,175	50.06%

*	Less than one percent

(1)	This table is based upon information supplied by officers, directors, nominees for director, principal stockholders and the Company’s transfer agent, and contained in Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws, where applicable, the Company believes each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.
(2)	Unless otherwise indicated, the address of each of the named parties in this table is: c/o Wynn Resorts, Limited, 3131 Las Vegas Boulevard South, Las Vegas, Nevada 89109.
(3)	Does not include shares that may be deemed to be beneficially owned by virtue of the Stockholders Agreement, dated as of April 11, 2002 (the “Stockholders Agreement”), by and among Mr. Wynn, Baron

Asset Fund, a Massachusetts business trust (“Baron”) and Aruze USA, Inc., and as amended by an Amendment to Stockholders Agreement, dated as of November 8, 2006 (the “Amendment”), by and between Mr. Wynn and Aruze USA, Inc.

(4)	Includes 648,610 shares, in the aggregate, of the Company’s common stock held in four grantor retained annuity trusts created by Stephen A. Wynn and Elaine P. Wynn. Mr. Wynn is the trustee of each of these trusts.
(5)	Aruze USA, Inc. is a wholly owned subsidiary of Aruze Corp., of which Mr. Kazuo Okada owns a controlling interest and is its Chairman. The subject securities were acquired and are owned by Aruze USA, Inc. but may be considered beneficially owned by Aruze Corp. and Kazuo Okada. Accordingly, Aruze USA, Inc., Aruze Corp. and Mr. Okada may be deemed to have shared voting and dispositive power over the shares which are owned by Aruze USA, Inc.
(6)	Baron Capital Group, Inc. (“BCG”) is deemed to have beneficial ownership of these shares, which are held by BCG or entities that it controls. BCG disclaims beneficial ownership of the shares held by its controlled entities (or the investment advisory clients thereof) to the extent that persons other than BCG hold such shares. The information provided is based upon a Schedule 13G/A, dated February 14, 2007, filed by BCG and its affiliates: Bamco, Inc.; Baron Capital Management, Inc.; and Ronald Baron.
(7)	Marsico Capital Management LLC (“Marsico”) has beneficial ownership of these shares. The information provided is based upon a Schedule 13G/A, dated February 12, 2007, filed by Marsico.
(8)	These securities are owned by various individual and institutional investors, which T. Rowe Price Associates, Inc. (Price Associates) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.
(9)	Includes: (i) 90,000 shares of restricted stock granted pursuant to the Company’s 2002 Stock Incentive Plan and subject to a Restricted Stock Agreement which provides that such grant will vest 30,000 shares each on December 15, 2007, 2008, and 2009 or upon the earlier death or disability of Mr. Kramer; (ii) 50,000 shares that may be acquired within 60 days pursuant to outstanding stock options; and (iii) 7,615 shares of the Company’s common stock held by Mr. Kramer’s children, for which Mr. Kramer’s spouse is the custodian and Mr. Kramer disclaims beneficial ownership.
(10)	Includes: (i) 17,500 shares subject to an option to purchase; and (ii) 2,500 unvested shares of restricted stock of the Company’s common stock granted pursuant to the Company’s 2002 Stock Incentive Plan.
(11)	Includes: (i) 120,000 shares of the Company’s common stock held by Texas Gulf Partners in which Mr. Moran is a partner; and (ii) 500 shares of the Company’s common stock held by the Carol Moran Trust for the benefit of Mr. Moran’s wife, for which Mr. Moran disclaims beneficial ownership.
(12)	Includes 23,900,612 shares of the Company’s common stock registered in the name of Mrs. Wynn’s husband, Stephen A. Wynn.
(13)	Includes 175,000 shares of the Company’s common stock held by Zenith Insurance Company, a wholly owned subsidiary of Zenith National Insurance Corp., of which Mr. Zax is President and Chairman of the Board. Mr. Zax disclaims beneficial ownership of the shares held by Zenith Insurance Company.
(14)	Includes: (i) 342,123 shares of the Company’s common stock held in trust for the benefit of Mr. Schorr and his wife (including 75,000 shares of restricted stock granted pursuant to the Company’s 2002 Stock Incentive Plan and subject to a Restricted Stock Agreement which provides such grant will vest 25,000 shares on each of December 15, 2007, 2008 and 2009); (ii) 150,000 shares pledged by Mr. Schorr to secure a loan made to him; and (iii) 50,000 shares that may be acquired within 60 days pursuant to outstanding stock options.
(15)	Includes: (i) 500 shares of the Company’s common stock held by Mr. Strzemp’s mother, for which Mr. Strzemp disclaims beneficial ownership; and (ii) 25,000 shares that may be acquired within 60 days pursuant to outstanding stock options.
(16)	Includes: (i) 100,000 shares of restricted stock granted pursuant to the Company’s 2002 Stock Incentive Plan and subject to a Restricted Stock Agreement which provides such grant will vest on July 31, 2012; (ii) 6,250 shares subject to an immediately exercisable option to purchase the Company’s common stock granted pursuant to the Company’s 2002 Stock Incentive Plan; (iii) 26,250 shares owned by Linda Chen, as trustee; (iv) 12,500 shares that may be acquired within 60 days pursuant to outstanding stock options; and (v) 62,500 shares pledged by Ms. Chen to secure a loan made to her.

FURTHER INFORMATION CONCERNING THE BOARD OF DIRECTORS

CORPORATE GOVERNANCE

The Board of Directors has adopted Corporate Governance Guidelines that provide a framework for the governance of the Company. The Nominating and Corporate Governance Committee reviews the Guidelines annually and recommends changes as appropriate to the Board of Directors for approval. The Board of Directors has also adopted written charters for its three standing committees (Audit, Compensation, and Nominating and Corporate Governance), as well as a Code of Business Conduct and Ethics applicable to all directors, officers and employees and a Code of Ethics for the Chief Executive Officer, President and Senior Financial Officers. The Corporate Governance Guidelines, committee charters, and codes of ethics are available on the Company’s website at http://www.wynnresorts.com under the heading “Corporate Governance.”

Director Independence

The Board of Directors has a majority of directors who are independent under the listing standards of The NASDAQ Stock Market LLC (“NASDAQ”). In addition, the Company’s Corporate Governance Guidelines require all independent directors to meet additional, heightened independence criteria that apply to audit committee members under the NASDAQ listing standards.

The Board of Directors has determined that the following directors are independent: Messrs. Miller, Moran, Shoemaker, Wayson, Zax and Zeman. Based upon information requested from each director concerning his or her background, employment and affiliations, the Board of Directors has affirmatively determined that none of the independent directors has a material relationship with the Company. In assessing independence, the Board of Directors considered all relevant facts and circumstances, including the materiality of any direct or indirect relationship between the Company and the director. The Board of Directors specifically considered the purchase by Wynn Macau of less than $500 of beer produced by a company controlled by Mr. Zeman in connection with the opening of Wynn Macau and certain campaign contributions made to a political campaign of Mr. Miller’s son. Mr. Wynn, Mr. Okada, Mrs. Wynn and Mr. Kramer have been determined not to be independent.

Meetings of the Board of Directors

The Board of Directors met four times during 2006. During 2006, none of the members of the Board of Directors attended fewer than 75% of the total number of meetings of the Board of Directors and meetings of the committees on which they served. In addition, the independent directors met in executive session, without management present, at each of its regular meetings.

Committees

The Board of Directors currently has three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. Each of these committees consists entirely of directors whom the Board of Directors has determined to be independent under the NASDAQ listing standards for audit committee members. The current membership and functions of each of the Board of Directors’ committees are listed below.

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee

Alvin V. Shoemaker, Chair	John A. Moran, Chair	Robert J. Miller, Chair

John A. Moran	D. Boone Wayson	D. Boone Wayson

D. Boone Wayson	Stanley R. Zax	Allan Zeman

Allan Zeman

The Audit Committee

The Audit Committee is composed entirely of the following independent directors: Alvin V. Shoemaker, Chairman, John A. Moran, D. Boone Wayson and Allan Zeman. Each member of the Audit Committee is independent under the listing standards of The NASD. Further, the Board of Directors, after review of each individual’s employment experience and other relevant factors, has determined that each member of the Audit Committee is qualified as an audit committee financial expert within the meaning of SEC regulations. During 2006, the Audit Committee met eight times.

The Audit Committee meets periodically with the Company’s independent auditors, management and legal counsel to discuss accounting principles, financial and accounting controls, the scope of the annual audit, internal controls, regulatory compliance and other matters. The Audit Committee also advises the Board of Directors on matters related to accounting and auditing and appoints the Company’s independent auditors. The independent auditors have complete access to the Audit Committee without management present to discuss results of their audits and their opinions on the adequacy of internal controls, quality of financial reporting and other accounting and auditing matters.

The Compensation Committee

The Compensation Committee is composed entirely of the following independent directors: John A. Moran, Chairman, D. Boone Wayson and Stanley R. Zax. Mr. Miller served as a member of this Committee during 2006 and through February 28, 2007. During 2006, the Compensation Committee met seven times.

The Compensation Committee’s responsibilities in setting compensation of the Company’s executives and directors include:

•	reviewing the goals and objectives of the Company’s executive compensation plans;

•

reviewing the Company’s executive compensation plans, in light of the Company’s goals and objectives with respect to such plans and as appropriate recommending to the Board to adopt new plans or amend the existing plans;

•	evaluating annually the performance of the officers of the Company and setting the compensation level of each based on this evaluation;

•	reviewing and approving equity awards and performing administrative functions pursuant to the Company’s equity plans;

•

reviewing and approving any employment agreement or any severance or termination agreement, or any material perquisite or other personal benefit arrangements, between the Company (or any of its subsidiaries) and any officer, as well as any other employment agreement between the Company and any individual in which the annual compensation exceeds $500,000, regardless of position involved; and

•	reviewing and recommending to the full Board the type and amount of compensation for Board and Committee service by non-employee members of the Board.

The Compensation Committee confers with the Chief Executive Officer and considers recommendations that he makes with respect to grants of stock options and restricted stock and with respect to annual incentive compensation for all officers, other than himself and other than with respect to the Company’s Performance Based Incentive Plan. For that Plan, the Committee annually establishes the performance criteria and, at the end of each performance year, reviews the performance of each participant and awards bonuses in accordance with the terms of the Plan.

Members of the Board of Directors receive fixed cash compensation, along with long term incentive compensation in the form of grants of stock options and restricted stock. Director compensation is reviewed annually. As part of this review, the Compensation Committee reviews a survey of director compensation at comparable gaming, hospitality and entertainment companies.

The Compensation Committee uses benchmarking of compensation of senior management of competitors of the Company and, during 2006 engaged Mercer Human Resource Consulting to provide advice with respect to the nature of stock incentive compensation for Company employees, including its named executive officers. These considerations are more specifically discussed in “Setting Executive Compensation” section in the Compensation Discussion and Analysis below.

The Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is comprised of the following independent directors: Robert J. Miller, Chairman, D. Boone Wayson and Allan Zeman. During 2006, the Nominating and Corporate Governance Committee met four times.

The functions of the Nominating and Corporate Governance Committee include the following:

•	identifying and recommending to the Board of Directors individuals qualified to serve as directors of the Company;

•	establishing procedures for evaluating the suitability of potential director nominees proposed by management or the stockholders;

•	recommending to the Board of Directors members to serve on committees of the Board of Directors;

•	advising the Board of Directors with respect to matters of Board of Director composition and procedures;

•	developing and recommending to the Board of Directors a set of corporate governance principles applicable to the Company and overseeing corporate governance matters generally; and

•	overseeing the evaluation of the Board of Directors.

Nominating Process.    The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. In considering candidates submitted by stockholders, the Nominating and Corporate Governance Committee will take into consideration the needs of the Board of Directors and the qualifications of the candidate. To have a candidate considered by the Nominating and Corporate Governance Committee, a stockholder must submit the recommendation in writing and must include the following information:

•	The name of the stockholder and evidence of the person’s ownership of Company stock, including the number of shares owned and the length of time of ownership; and

•

The name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of the Company, and the person’s consent to be named as a director if selected by the Nominating and Corporate Governance Committee and nominated by the Board of Directors.

The stockholder recommendation and information described above must be sent to the Corporate Secretary at 3131 Las Vegas Boulevard South, Las Vegas, NV 89109 and must be received by the Corporate Secretary not less than 120 days prior to the anniversary date of the Company’s most recent Annual Meeting of Stockholders.

The Nominating and Corporate Governance Committee seeks to have the Board of Directors represent a diversity of backgrounds and experience and assesses potential nominees in light of the Board’s current size and composition. The Nominating and Corporate Governance Committee believes that the minimum qualifications for serving as a director of the Company are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board of Directors’ oversight of the business and affairs of the Company and have a reputation for honest and ethical conduct in both his or her professional and personal activities. In addition, the Nominating and Corporate Governance Committee examines a candidate’s other commitments, potential conflicts of interest and independence from management and the Company.

The Nominating and Corporate Governance Committee identifies potential nominees by asking current directors and executive officers to notify the Committee if they become aware of persons meeting the criteria described above who have had a change in circumstances that might make them available to serve on the Board of Directors. The Committee may from time-to-time engage the services of a firm that specializes in the identification of public company director candidates. As described above, the Committee will also consider candidates recommended by stockholders.

If the Nominating and Corporate Governance Committee determines to pursue consideration of a person who has been identified as a potential candidate, the Committee may take any or all of the following steps: collect and review publicly available information regarding the person, contact the person and request information from the candidate, conduct one or more interviews with the candidate, and contact one or more references provided by the candidate or other persons that may have greater first-hand knowledge of the candidate’s accomplishments. The Committee’s evaluation process takes into account the person’s accomplishments and qualifications, including in comparison to any other candidates that the Committee might be considering, and does not vary based on whether or not a candidate is recommended by a stockholder.

Stockholders Communications with Directors

The Board of Directors has established a process to receive communications from stockholders which can be viewed at the Company’s website at http://www.wynnresorts.com. Stockholders may contact any member of the Board of Directors, any committee of the Board of Directors, or one or more members of the Board of Directors by mail. Correspondence should be addressed to the appropriate individual by either name or title. All such correspondence should be sent “c/o Corporate Secretary” at 3131 Las Vegas Boulevard South, Las Vegas, NV 89109.

All communications received as set forth in the preceding paragraph will be opened by the office of our General Counsel for the purpose of assessing the nature of the communications. With the exception of advertising, promotions of a product or service, and patently offensive material, communications will be forwarded promptly to the addressee. In the case of communications addressed to more than on e director, the General Counsel’s office will make sufficient copies of the contents to send to each addressee.

Stockholder Meetings

It is Company policy that each of our directors is invited and encouraged to attend the Annual Meeting. All of our directors were in attendance at the 2006 Annual Meeting.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are appointed by the Board of Directors each year. The members of the Compensation Committee serving throughout 2006, Messrs. Moran, Miller, Wayson and Zax, were reappointed on May 3, 2006. No member of the Compensation Committee is, or was formerly, one of our officers or employees. No interlocking relationship exists between the Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s executive officers and directors and persons who own more than 10% of the Company’s common stock to file reports of ownership on Forms 3, 4 and 5 with the SEC. Executive officers, directors and 10% stockholders are also required to furnish the Company with copies of all Forms 3, 4 and 5 they file. Based solely on the Company’s review of the copies of such forms it has received, the Company believes that all its executive officers, directors and greater than 10% beneficial owners complied with all the filing requirements applicable to them with respect to transactions during 2006, other than one late filing of a Form 4 by Grant Bowie related to the sale of common stock after exercise of a stock option.

CODES OF ETHICS

As part of the Company’s commitment to integrity, the Board of Directors has adopted a Code of Business Conduct and Ethics applicable to all directors, officers and employees of the Company and its subsidiaries.

In addition, the Company’s Chief Executive Officer, President, Chief Financial Officer, Treasurer, Vice President of Finance and Director of Financial Reporting, and individuals in equivalent positions at the Company’s subsidiaries, must comply with an additional Code of Ethics. In the event we determine to amend or waive certain provisions of the Code of Ethics, we will disclose such amendments or waivers on our website at http://wynnresorts.com under the heading “Corporate Governance” or as otherwise required by the NASDAQ listing standards.

DIRECTOR AND EXECUTIVE OFFICER COMPENSATION AND OTHER MATTERS

The table below summarizes the total compensation awarded to, earned by or paid to each of the non-employee directors for the fiscal year ended December 31, 2006.

2006 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1) (4)	Option Awards ($) (1) (4)	Total ($)
Robert J. Miller(2)	$156,500	$24,351	$95,496	$276,347
John A. Moran	$112,500	$24,351	$95,496	$232,347
Kazuo Okada	$54,000	N/A	N/A	$54,000
Alvin V. Shoemaker	$90,000	$24,351	$95,496	$209,847
Kiril Sokoloff(3)	$11,290	N/A	N/A	$11,290
D. Boone Wayson	$118,500	$24,351	$95,496	$238,347
Elaine P. Wynn	$54,000	N/A	N/A	$54,000
Stanley R. Zax	$76,500	$24,351	$95,496	$196,347
Allan Zeman	$96,000	$24,351	$95,496	$215,847

(1)	Based on the compensation cost as determined under Statement of Financial Accounting Standards No. 123R, “Share-Based Payment”, for the year ended December 31, 2006, before reflecting estimated forfeitures. See our Annual Report on Form 10-K for the year ended December 31, 2006 Note 15 to our Consolidated Financial Statements for assumptions used in computing fair value.
(2)	Mr. Miller, as a member of the Board of Directors, receives a $50,000 annual retainer for his service as the Chairman of the Company’s Gaming Compliance Committee. The Gaming Compliance Committee is a committee comprised of Mr. Miller, Mr. Schorr, Mr. Strzemp, and its purpose is to assist the Company in maintaining the highest level of regulatory compliance.
(3)	Mr. Sokoloff resigned from the Board of Directors effective March 8, 2006.
(4)	The aggregate number of outstanding awards for each director, excluding Mr. Okada and Mrs. Wynn, at December 31, 2006 is as follows:
(i)	restricted stock awards 2,500 each
(ii)	stock option awards 30,000 each of which 12,500 are unvested and 17,500 are vested as of December 31, 2006.

The restricted stock awards were granted on May 3, 2006. The restricted stock awards will vest on May 3, 2011. The total fair value on the grant date of such awards as determined under Statement of Financial Accounting Standard No. 123R, “Share-Based Payment” was $182,625.

In addition, the Company has accrued a payable to each Director of $15,000 which represents the amount payable to them on unvested restricted stock as a result of the $6 per share special distribution made by the Company on December 4, 2006. This will be paid in full on May 3, 2011 or when the restricted stock vests. This amount is not included in the “All Other Compensation” column in the table above.

Directors who are not employees of the Company receive a monthly fee of $4,000 for services as a director. Directors who serve on the Audit Committee, the Compensation Committee or the Nominating/Governance Committee receive an additional monthly fee of $1,000 per committee ($2,000 for committee chairman). Each non-employee director also receives a $1,500 meeting fee for each board or committee meeting he or she attends. All directors are provided complementary room, food and beverage privileges at our properties in connection with their attendance at Board or Committee meetings or other Company events and are reimbursed for any other out of pocket expenses related to attendance at meetings.

Each non-employee director, other than non-employee directors who beneficially own more than five percent of the Company’s issued and outstanding common stock, received an immediately exercisable option grant for 10,000 shares of the Company’s common stock upon their initial appointment to the Board of Directors. In addition, on May 3, 2006, each member of the Board of Directors, other than Messrs. Wynn, Okada and Kramer and Mrs. Wynn, were granted 2,500 shares of restricted stock. This grant vests upon the fifth anniversary of the grant date unless the director leaves the Board of Directors prior to vesting, in which case the grant vests pro rata, 20% per year, based upon the number of years served since the grant. The Company does not provide non-equity incentive plan awards or deferred compensation or retirement plans for non-employee directors.

COMPENSATION DISCUSSION AND ANALYSIS

Overview and Philosophy

The Compensation Committee has the responsibility for setting and implementing compensation for named executive officers. The Committee ensures that total compensation is fair and competitive. Our executive compensation program is designed to reward the achievement of specific annual, long term and strategic goals, with the ultimate objective of creating shareholder value. Our Company’s goals include the development and operation of the premier casino resort in each jurisdiction in which we operate and the development and expansion of the “Wynn” brand while delivering successful operating and financial performance. The Committee regularly evaluates both performance and compensation to enable the Company to attract and retain superior employees in key positions. To achieve these objectives, the Company’s compensation includes both cash and equity based incentives.

Role of Executive Officers in Compensation

The Committee sets all elements of compensation for the Chief Executive Officer based upon a review of comparative data and consideration of his contribution to the development and operating performance of the Company. The Committee considers the recommendations of the Chief Executive Officer in establishing compensation for all other named executive officers. The Chief Executive Officer and Chief Operating Officer perform annual reviews of all of our senior management and make recommendations to the Committee. The Committee reserves the discretion to modify recommendations and makes the final decisions regarding compensation for all of our most senior management.

Setting Executive Compensation

In making compensation decisions, the Compensation Committee compares each element of compensation against a peer group of publicly traded companies. This list of peer companies includes those which the Committee believes it competes for talent and stockholder investment. The companies comprising the peer group include: MGM Mirage, Las Vegas Sands, Harrah’s Entertainment and Stations Casinos.

In addition, in 2006, the Compensation Committee engaged Mercer Human Resource Consulting to provide advice with respect to the relative benefits of stock option versus restricted stock grants under the Company’s 2002 Stock Plan. After consultation with Mercer and further discussion and analysis, the Compensation Committee elected to discontinue grants of stock options and, instead, to begin awarding long term incentive compensation through issuance of grants of restricted stock which vest over time. This decision was based upon many factors including the Company’s maturation from a development stage company to an operating company and the attractiveness of various types of compensation to executive officers.

Elements of Executive Compensation

The Company’s total compensation for named executive officers includes (a) base salary, (b) annual cash incentive compensation, and (c) long term equity incentives. Annually, the Compensation Committee reviews each element, along with value created from past incentives, to ensure that the Company’s compensation program achieves its objectives of attracting and retaining superior management while rewarding achievement of property development and operating performance.

Base Salary.    Base Salaries are established by employment contracts and reviewed and adjusted periodically if necessary due to competitive reasons or to reflect changes in responsibility or other extraordinary circumstances. As part of its strategy to attract and retain high quality executive employees, the Company’s policy is to pay executives base salaries that are competitive with salaries paid by other gaming, hospitality and entertainment companies. In addition, periodic merit increases are made after annual review. Our policy for allocating between currently paid compensation and long term compensation is to ensure adequate base compensation to attract and retain personnel while providing incentives to maximize long term value for our company and our stockholders.

Annual Incentives.    In 2004, the Compensation Committee and the Board of Directors recommended and the stockholders approved the Wynn Resorts, Limited Annual Performance-Based Incentive Plan for Executive Officers (the “Incentive Plan”) discussed below under “Tax and Accounting Implications.”

Each of the Company’s named executive officers is eligible to participate in the Incentive Plan. Each year, within 90 days after the commencement of that year, the Compensation Committee identifies the executive officers who will participate in the Incentive Plan for that year, establishes the performance criteria for the Incentive Plan, as well as the maximum percentage of base salary that can be paid to each participant. In both 2006 and 2007, the Committee selected property adjusted EBITDA as the appropriate criterion and, in the course of such determination, concluded that the achievement of the performance criterion was substantially uncertain. This criterion is a reflection of the operating performance of the Company’s assets and directly influences return to shareholders. Bonuses under the Incentive Plan are made after determination whether the criteria have been met.

In addition to annual incentives under the Incentive Plan, the Committee has awarded special cash bonuses in recognition of extraordinary achievement. In 2006, the Committee awarded (a) bonuses of $1.5 million each to Mr. Kramer and Mr. Schorr as a result of the sale of the Company’s subconcession right in Macau as well as their respective contributions to the development and opening of Wynn Macau, and (b) a non-deductible bonus of $203,836 to Ms. Chen in recognition of her contribution to the successful opening of Wynn Macau.

Long Term Incentives.    The Company’s 2002 Stock Incentive Plan (the “2002 Plan”) is designed to provide stock-based incentives to its officers and employees. The Compensation Committee specifically approves all awards of stock options and restricted stock granted by the Company. The Compensation Committee does not provide for annual equity grants to executives but instead uses grants under the stock incentive plan to attract qualified individuals to work for the Company, and to make periodic grants to existing officers, to retain superior officers and to reward extraordinary performance. The number of options or shares of restricted stock to be granted to each executive officer is based on the individual executive’s performance, tenure and future potential as well as the Compensation Committee’s assessment of competitive compensation levels.

Mr. Schorr and Mr. Strzemp received grants of restricted stock upon the initial public offering of the Company’s common stock. Mr. Kramer received such a grant upon his commencement of employment with the Company. During the year ended December 31, 2006, the Company made a grant of restricted stock to Ms. Chen in connection with the extension of her employment contract.

On December 4, 2006, the Company paid a $6 per share dividend to holders of the Company’s common stock on November 24, 2006. All named executive officers other than Mr. Wynn exercised vested options and received the dividend, in which case the dividend amounts are included in total compensation reflected in the table. In addition, the Company accrued a payable to certain of the named executive officers in the amount of the dividend on unvested restricted stock owned by such officers. These amounts are noted in the footnotes to the Summary Compensation Table.

Tax and Accounting Implications

Internal Revenue Code Section 162(m) prevents publicly traded companies from receiving a tax deduction on certain compensation paid to executive officers in excess of $1,000,000 in any taxable year. Other than (a) base salary of $905,822, $300,000 and $72,115 respectively paid to Messrs. Wynn, Kramer and Schorr, (b) special $1.5 million bonuses paid to each of Mr. Schorr and Mr. Kramer in November 2006; (c) dividends on restricted stock of $180,000 and $150,000 paid to Messrs. Kramer and Schorr; and (d) $203,836 of Ms. Chen’s cash bonus, the Compensation Committee does not believe that there will be any non-deductible compensation in 2006 based upon allowances provided under the provisions of Section 162(m) or otherwise. The Company’s policy with respect to qualifying compensation paid to its executive officers for tax deductibility purposes is that executive compensation plans will generally be designed and implemented to maximize tax deductibility. However, non-deductible compensation may still be paid to executive officers in extraordinary circumstances, when necessary for competitive reasons or to attract or retain a key executive, or where achieving maximum tax deductibility would be considered disadvantageous to the best interests of the Company.

Employment Agreements

During the 2006 fiscal year, all named executive officers were bound by employment agreements. Certain employment agreements were negotiated and executed prior to the formation of the Compensation Committee in October 2002 and in 2006, those of Mr. Schorr and Ms. Chen’s were amended to increase base salaries, in each case to reflect extraordinary effort and achievement in the operations of Wynn Las Vegas and Wynn Macau. These amendments (along with any other employment agreements in which base salary exceeds $500,000 per year) were approved by the Compensation Committee. The Company’s employment agreements with the named executive officers have terms that range from three to five years (Mr. Wynn’s employment agreement is fifteen years, expiring in 2017), and set minimum compensation for base salary. The amount of time remaining on the terms of these agreements ranges from approximately one and one-half years to four years.

Executive Benefits

In addition to base salary, annual incentive compensation and long term equity incentives, the Company also provides its named executive officers with a number of executive benefits. The primary executive benefits include certain life insurance premiums, matching contributions as defined in the Company’s 401(k) program and complementary privileges with respect to the Company’s properties which are described in the footnotes to the “2006 Summary Compensation Table.” In addition, Messrs. Wynn, Schorr and Kramer have access to the Company’s aircraft pursuant to time sharing agreements described in the “2006 Summary Compensation Table.” For security purposes, the Board of Directors requires Mr. Wynn to travel on Company aircraft for both personal and business travel, and the Company provides a car and driver (and security when necessary) for his personal use. Ms. Chen receives a car and driver, certain housing and living expenses in Macau, as well as assistance with tax preparation. Mr. Kramer receives use of a car when he is in Las Vegas.

The employment agreements for certain key employees, including the named executive officers, include change of control provisions. Information regarding payments under these provisions is provided under the heading “Potential Payments Made Upon Termination or a Change of Control.”

CEO Compensation

Mr. Wynn is employed by the Company pursuant to an employment agreement dated October 4, 2002, amended August 6, 2004 and February 1, 2007, which has a term expiring in 2017. Mr. Wynn, a holder of approximately 24% of our common stock, has not received any equity awards as part of this compensation as Chief Executive Officer of the Company. Mr. Wynn receives a base salary, $3,250,000 per year as of February 1, 2007, and participates in the Annual Performance Based Incentive Plan, with a maximum bonus potential for 2005 and 2006 of 250% of his base salary. Based upon achievement of the applicable performance criteria in each year, Mr. Wynn was paid the maximum bonus under the Incentive Plan. Mr. Wynn is provided with a

Company paid life insurance and disability policies, as well as participation in the Company’s 401(k) plan. He also receives certain executive benefits described above.

Proposed Changes for 2007

In March 2007, the Compensation Committee adopted the performance criteria for the Company’s Annual Performance Based Incentive Plan for 2007. As in past years, the criteria were based upon adjusted EBITDA performance of the Company’s operating properties.

In addition, effective February 1, 2007, the Compensation Committee increased base salary payable to Mr. Wynn, the Company’s Chief Executive Officer, by $500,000, to $3,250,000 per annum. This increase was made after benchmarking Mr. Wynn’s total compensation against other chief executive officers in peer companies in the gaming and hospitality industry, along with recognition of Mr. Wynn’s achievement in the opening and development of the Company’s properties and increasing stockholder value.

Also in February 2007, the Compensation Committee adopted a written policy regarding the granting of Equity Awards pursuant to the 2002 Plan. This policy codified prior practice of the Committee with respect to the procedure and timing of equity grants, as well as the pricing of stock options. Awards of stock options or restricted stock are approved by the Committee at a meeting of the Committee properly called for that purpose. All options are issued at the closing market price on the date of grant.

2006 SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation awarded to, earned by or paid to each of the named executive officers for the fiscal year ended December 31, 2006.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($) (2)	Total ($)
Stephen A. Wynn CEO	2006	$2,825,000	$0	N/A	N/A	$6,875,000	$262,915	$9,962,915

John Strzemp Exec VP/CFO	2006	$600,000	$0	$0	$580,274	$600,000	$459,438	$2,239,712

Ronald J. Kramer President	2006	$1,300,000	$1,500,000	$2,022,000	$321,737	$2,600,000	$194,262	$7,937,999

Marc D. Schorr COO	2006	$1,072,115	$1,500,000	$1,685,004	$332,301	$2,000,000	$1,172,419	$7,761,839

Linda Chen President of Wynn Int’l Marketing	2006	$752,308	$203,836	$444,514	$614,086	$1,296,164	$383,173	$3,694,081

(1)	Based on the compensation cost as determined under Statement of Financial Accounting Standards No. 123R, “Share-Based Payment” for the year ended December 31, 2006, before reflecting estimated forfeitures. See our Annual Report on Form 10-K for the year ended December 31, 2006 Note 15 to our Consolidated Financial Statements for assumptions used in computing fair value.

(2)	The following amounts are included in “All Other Compensation” for Mr. Wynn:

(i)	personal use of company aircraft of $237,285;

(ii)	executive life insurance premiums of $15,444;

(iii)	allocated compensation and benefits for personal use of a driver whom we employ for Mr. Wynn; and

(iv)	401k employer matching contributions.

The following amounts are included in “All Other Compensation” for Mr. Strzemp:

(i)	$450,000 of dividends received on stock received via stock option exercises; and

(ii)	amounts for executive life insurance premiums and 401k employer matching contributions.

The following amounts are included in “All Other Compensation” for Mr. Kramer:

(i)	$180,000 of dividends related to restricted stock;

(ii)	personal use of company aircraft; and

(iii)	amounts for executive life insurance premiums and 401k employer matching contributions.

In addition, the Company has accrued a payable to Mr. Kramer of $540,000 which represents the amount payable to him on unvested restricted stock as a result of the $6 per share special distribution paid on December 4, 2006. This will be paid $180,000 each year on December 15, 2007, 2008 and 2009, respectively when the restricted stock vests. This amount is not included in the “All Other Compensation” column in the table above.

The following amounts are included in “All Other Compensation” for Mr. Schorr:

(i)	$900,000 of dividends related to stock received via stock option exercises;

(ii)	$150,000 of dividends related to restricted stock;

(iii)	personal use of company aircraft of $110,035; and

(iv)	amounts for executive life insurance premiums and 401k employer matching contributions.

In addition, the Company has accrued a payable to Mr. Schorr of $450,000 which represents the amount payable to him on unvested restricted stock as a result of the $6 per share special distribution paid on December 4, 2006. This will be paid $150,000 each year on December 15, 2007, 2008 and 2009, respectively when the restricted stock vests. This amount is not included in the “All Other Compensation” column in the table above.

The following amounts are included in “All Other Compensation” for Ms. Chen:

(i)	$337,500 of dividends related to stock received via stock option exercises;

(ii)	$37,573 attributable to housing in Macau; and

(iii)	amounts for executive life insurance premiums and 401k employer matching contributions.

In addition, the Company has accrued a payable to Ms. Chen of $600,000 which represents the amount payable to her on unvested restricted stock as a result of the $6 per share special distribution paid on December 4, 2006. This will be paid in full in July 2011, when the restricted stock vests. This amount is not included in the “All Other Compensation” column in the table above.

For amounts shown as personal use of company aircraft, incremental aircraft expenses were calculated by dividing the 2006 total direct (variable) flight expenses by the total hours and aircraft was operated during the year. The executives’ hourly usage was multiplied by this annual hourly rate.

In 2006, each of the named executive officers received base salary in accordance with the terms of his or her employment agreement, as well as an annual bonus under the terms of the Incentive Plan. During the year, Ms. Chen’s base salary was increased from its contractual level of $600,000 (to be increased to $750,000 upon the opening of Wynn Macau) to $1,000,000, effective August 1, 2006. This increase was due to competitive circumstances as well as the value Ms. Chen’s work added to the performance of both Wynn Las Vegas and Wynn Macau. Also during the year, Mr. Schorr’s base salary was increased from $1,000,000 to $1,750,000 per year, effective November 9, 2006. This increase was a result of value added by Mr. Schorr in the continued operational success of Wynn Las Vegas and the successful opening of Wynn Macau.

In November, 2006, the Compensation Committee awarded special bonuses to Mr. Schorr and Mr. Kramer related to the closing of the Macau subconcession right sale which resulted in a payment to the Company of $900 million in September, 2006, along with their contributions to the development and successful opening of Wynn Macau. In February 2007, as shown in “2006 Grants of Plan-Based Awards Table,” the named executive officers also received bonuses under the Incentive Plan related to 2006 performance. Since the operating criterion was satisfied (Adjusted EBITDA for Wynn Las Vegas), all participants were entitled to, and did receive the maximum bonuses payable under the Incentive Plan. In addition, Ms. Chen received a non-deductible additional bonus of $203,836 related to the operating success of both Wynn Las Vegas and Wynn Macau during the year.

Of the named executive officers, only Ms. Chen received equity awards during 2006. Ms. Chen received a grant of 100,000 shares of restricted stock in connection with the extension of her employment contract through July 31, 2011. Ms. Chen’s 2006 restricted stock grant vests in full six years from the grant date (July 31, 2012). It is possible that the Company may not receive a tax deduction from the compensation expense associated with this restricted stock grant at its vesting date.

2006 GRANTS OF PLAN-BASED AWARDS TABLE

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards ($) Maximum	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards
Stephen A. Wynn	N/A	$6,875,000	N/A	N/A

John Strzemp	N/A	$600,000	N/A	N/A

Ronald J. Kramer	N/A	$2,600,000	N/A	N/A

Marc D. Schorr	N/A	$2,000,000	N/A	N/A

Linda Chen	N/A 07/31/06	$1,296,164	100,000	$6,401,000

(1)	Ms. Chen was granted 100,000 shares of restricted stock on July 31, 2006 pursuant to the Company’s 2002 Stock Incentive Plan. This grant will vest in its entirety on July 31, 2012.

Discussion of Plan Based Awards Table

The Company’s Incentive Plan rewards management for creation of superior return to shareholders, measured by operating performance of our properties. The amounts shown on the table above reflect achievement of the 2006 performance criteria of adjusted EBITDA at the Company’s Wynn Las Vegas property and the payment of maximum bonuses under the Incentive Plan to all named executive officers.

Ms. Chen received a grant of 100,000 shares of restricted stock on August 1, 2006 in connection with the extension of her employment contract. This grant vests in full six years from its grant date.

2006 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (5)
Stephen A. Wynn	N/A	N/A		N/A	N/A	N/A	N/A
John Strzemp(1)	N/A	25,000 50,000	$ $	15.40 56.67	03/25/13 08/01/15	N/A	N/A
Ronald J. Kramer(2)	N/A	50,000		$14.91	04/01/13	90,000	$8,446,500
Marc D. Schorr(3)	N/A	50,000		$15.40	03/25/13	75,000	$7,038,750
Linda Chen(4)	6,250 N/A N/A	N/A 12,500 100,000	$ $ $	13.25 15.40 56.67	12/11/12 03/25/13 08/01/15	100,000	$9,385,000

(1)	Mr. Strzemp’s outstanding awards will vest as follows:
a.	stock options - 25,000 shares vested on March 25, 2007 and 50,000 shares will vest on August 1, 2008.
(2)	Mr. Kramer’s outstanding awards will vest as follows:
a.	stock options - 50,000 shares vested on April 1, 2007; and
b.	restricted stock will vest 30,000 shares on each of December 15, 2007, 2008 and 2009.
(3)	Mr. Schorr’s outstanding awards will vest as follows:
a.	stock options - 50,000 shares vested on March 25, 2007; and
b.	restricted stock will vest 25,000 shares on each of December 15, 2007, 2008 and 2009.
(4)	Ms. Chen’s outstanding awards will vest as follows:
a.	stock options - 12,500 shares vested March 25, 2007 and 33,333 shares will vest on each of August 1, 2008, 2009 and 33,334 shares vest on August 1, 2010; and
b.	restricted stock will vest in its entirety on July 31, 2012.
(5)	The closing price of the Company’s stock at year-end was $93.85 per share.

2006 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value realized on Vesting ($)
Stephen A. Wynn	N/A	N/A	N/A	N/A
John Strzemp	75,000	$5,951,250	N/A	N/A
Ronald J. Kramer	150,000	$11,747,040	30,000	$2,816,400
Marc D. Schorr	150,000	$11,184,000	25,000	$2,347,000
Linda Chen	56,250	$4,234,313	N/A	N/A

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

Payments Made Upon Termination Due to Death, Complete Disability or License Revocation

The Company’s employment agreements with its named executive officers provide that such agreements terminate automatically upon death or complete disability of the employee, as well as upon failure of the employee to obtain or maintain required gaming licenses. Upon such termination, the employee is entitled to a lump sum payment of base salary and accrued and unpaid vacation through the termination date.

Payments Made Upon Termination Without Cause at Employer’s Election During the Term

The Company’s employment agreements with its named executive officers provide that such agreements are terminable by the Company without cause upon notice to the employee, so long as a “separation payment” is paid within 10 days of such notice. The “separation payment” includes (a) base salary through the end of the term of the agreement, but not less than 12 months (and in Mr. Wynn’s case, not more than 4 years); (b) bonus for all bonus periods through the end of the term (and in Mr. Wynn’s case, not more than 4 years); and (c) a tax gross up in certain circumstances. In addition, the employee is entitled to health benefits coverage under the same plan or arrangement as the employee was covered immediately prior to termination. Health benefits are to be provided until the earlier of the remainder of the original term, or until the employee is covered by a plan of another employer. In addition, the stock option agreements and restricted stock agreements for all named executive officers other than Mr. Wynn provide that all unvested options and shares will vest.

Payments Made Upon Termination by Employee after Change in Control for Good Reason

The Company’s employment agreements with its named executive officers provide that such agreements are terminable by the employee for good reason after a change in control. A change in control is defined as (a) any person or group (other than Mr. Wynn and his affiliates) becomes the beneficial owner of more than 50% of the Company’s outstanding securities; or (b) the existing directors of the Company (including those elected in the normal course and not including those elected as a result of an actual or threatened election contest) cease to constitute a majority of the Board of Directors of the Company. Good reason is defined as: (i) reduction of employee’s base salary; (ii) discontinuation of employer’s bonus plan without immediately replacing such bonus plan with a plan that is the substantial economic equivalent of such bonus plan, or amends such bonus plan so as to materially reduce employee’s potential bonus at any given level of economic performance of employer or its successor entity; (iii) material reduction in the aggregate benefits and perquisites to employee; (iv) reduction of responsibilities or required reporting to a person of lower rank or responsibilities; or (v) failure to expressly assume in writing the employment agreement. Upon termination by the employee pursuant to this provision, the employee is entitled to the same amounts described under “Payments Made Upon Termination Without Cause at Employer’s Election During the Term” above. Pursuant to the terms of the applicable stock option agreements and restricted stock grant agreements, all outstanding options and unvested shares of restricted stock held by each of Mr. Kramer, Schorr, Strzemp and Ms. Chen immediately vest upon termination by the Company without cause or upon termination by the employee for good cause after a change in control.

Payments Made Upon Termination by Employee During the Term

Only Mr. Kramer is permitted to voluntarily terminate his employment agreement during the term. Upon such termination, Mr. Kramer is entitled to payment of all base salary, bonus, unreimbursed expenses and vacation earned but not paid at the time of termination.

The tables below reflect the amount of compensation that would become payable to each of the named executive officers under existing agreements and arrangements if the named executive’s employment had terminated on December 31, 2006, given the named executive’s compensation as of such date and, if applicable, based on the company’s closing stock price on that date. These benefits are in addition to benefits available prior to the occurrence of any termination of employment, including under then-exercisable stock options, and benefits generally to salaried employees, such as distributions under the company’s 401(k) plan. In addition, in connection with any actual termination of employment, the Compensation Committee may determine to enter into an agreement or to establish an arrangement providing additional benefits or amounts, or altering the terms of benefits described below, as the Committee determines appropriate.

The actual amounts that would be paid upon a named executive officer’s termination of employment can only be determined at the time of such executive’s separation from the Company. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be higher or lower than reported below. Factors that could affect these amounts include the timing during the year of any such event, the company’s stock price and the executive’s age.

Stephen A. Wynn

In the case of Mr. Wynn, the payments to be made upon “Termination Without Cause at Employer’s Election During the Term” and “Termination by Employee for Good Reason After Change in Control” are limited to four years (rather than the remainder of the term).

	Termination Upon Death or Complete Disability	Termination without Cause at Employer’s Election During the Term (1)(3)	Termination by Employee for Good Reason After Change in Control (1)(3)
Base Salary	Amount earned and unpaid through the date of termination.	$11,000,000	$11,000,000
Bonus	$6,875,000	$34,375,000	$34,375,000
Stock Options/Restricted Stock	N/A	N/A	N/A
Tax Gross Up	$0	$0	$16,225,102
Benefits(2)	$0	$358,853	$523,653

(1)	Amounts shown reflect amounts as of December 31, 2006, but Mr. Wynn’s base salary was increased effective February 1, 2007 to $3,250,000.
(2)	Continued health benefits for remainder of the term or until covered by another plan. Amounts shown reflect an estimated cost for providing such benefits through the remainder of the term.
(3)	Bonus amounts include bonuses for 2006 performance year paid in 2007.

John Strzemp

	Termination Upon Death or Complete Disability	Termination without Cause at Employer’s Election During the Term(3)	Termination by Employee for Good Reason After Change in Control(3)
Base Salary	Amount earned and unpaid through the date of termination.	$950,000	$950,000
Bonus	$600,000	$1,550,000	$1,550,000
Stock Options/Restricted Stock(1)	$3,820,250	$0	$0
Tax Gross Up	$0	$0	$0
Benefits(2)	$0	$56,428	$56,428

(1)	The unvested 75,000 stock option grant would vest. Using the closing price on December 31, 2006, the value of such options upon exercise would have been $3,820,250.
(2)	Continued health benefits for remainder of the term or until covered by another plan. Amounts shown reflect an estimated cost for providing such benefits through the remainder of the term.
(3)	Includes bonus for 2006 performance year paid in 2007.

Ronald J. Kramer

	Termination Upon Voluntary Termination by the Employee	Termination Upon Death or Complete Disability	Termination without Cause at Employer’s Election During the Term(4)	Termination by Employee for Good Reason After Change in Control(4)
Base Salary	Amount earned and unpaid through the date of termination	Amount earned and unpaid through the date of termination.	$1,625,000	$1,625,000
Bonus	N/A	$2,600,000	$5,850,000	$5,850,000
Stock Options/Restricted Stock(1)(2)	N/A	$3,947,000	$0	$8,446,500
Tax Gross Up	N/A	$0	$0	$0
Benefits(3)	$0	$0	$55,703	$55,703

(1)	The unvested 50,000 stock option grant would vest. Using the closing price on December 31, 2006, the value of such options upon exercise would have been $3,947,000.
(2)	Upon a change of control 90,000 restricted stock grants would vest. Using the closing price on December 31, 2006, the value of such grants upon vesting would have been $8,446,500.
(3)	Continued health benefits for remainder of the term or until covered by another plan. Amounts shown reflect an estimated cost for providing such benefits through the remainder of the term.
(4)	Bonus amount includes bonus for 2006 performance year paid in 2007.

Marc D. Schorr

	Termination Upon Death or Complete Disability	Termination without Cause at Employer’s Election During the Term(4)	Termination by Employee for Good Reason After Change in Control(4)
Base Salary	Amount earned and unpaid through the date of termination.	$1,750,000	$1,750,000
Bonus	$2,000,000	$4,000,000	$4,000,000
Stock Options/Restricted Stock(1)(2)	$3,922,500	$0	$7,038,750
Tax Gross Up	$0	$0	$0
Benefits(3)	$0	$35,639	$35,639

(1)	The unvested 50,000 stock option grant would vest. Using the closing price on December 31, 2006, the value of such options upon exercise would have been $3,922,500.
(2)	Upon a change of control 75,000 restricted stock grants would vest. Using the closing price on December 31, 2006, the value of such grant upon vesting would have been $7,038,750.
(3)	Continued health benefits for remainder of the term or until covered by another plan. Amounts shown reflect an estimated cost for providing such benefits through the remainder of the term.
(4)	Bonus amount includes bonus for 2006 performance year paid in 2007.

Linda Chen

	Termination Upon Death or Complete Disability	Termination without Cause at Employer’s Election During the Term(4)	Termination by Employee for Good Reason After Change in Control(4)
Base Salary	Amount earned and unpaid through the date of termination.	$4,583,333	$4,583,333
Bonus	$1,500,000	$7,500,000	$7,500,000
Stock Options/Restricted Stock(1)(2)	$4,698,625	$651,788	$651,788
Tax Gross Up	$0	$0	$4,415,096
Benefits(3)	$0	$181,737	$265,199

(1)	The unvested 112,500 stock option grant would vest. Using the closing price on December 31, 2006, the value of such options upon exercise would have been $4,698,625.
(2)	Upon termination without cause the restricted stock will vest on a pro-rated basis based on the number of months since the grant date. As of December 31, 2006, 6,945 shares will vest. Using the closing price on December 31, 2006, the value of such shares would have been $651,788.
(3)	Continued health benefits for remainder of term or until covered by another plan. Amounts shown reflect an estimated cost for providing such benefits through the remainder of the term.
(4)	Bonus includes bonus for 2006 performance year paid in 2007.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table summarizes, as of December 31, 2006, compensation plans under which our equity securities are authorized for issuance, aggregated as to: (i) all compensation plans previously approved by stockholders; and (ii) all compensation plans not previously approved by stockholders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	2,380,125	$46.03	4,390,212
Equity compensation plans not approved by security holders	—	—	—

Total	2,380,125	$46.03	4,390,212

(1)	This amount excludes restricted stock awards issued. In addition to the above, there are 502,500 shares of unvested restricted stock awards outstanding under an approved plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Historically, the Audit Committee of the Board of Directors has pre-approved or ratified all transactions between the Company and any related person, regardless of amount. In February, 2007, the Audit Committee adopted a written policy codifying its prior practice, which policy classified as pre-approved (a) employment of executive officers and director compensation if the compensation is required to be reported under Item 402 of the Securities and Exchange Commission’s compensation disclosure requirements; (b) transactions with another company or charitable contributions if the related person’s only relationship is as an employee (other than executive officer), director or beneficial owner of less than 10% of that company’s or donee’s shares if the aggregate amount does not exceed the greater of $100,000 or 2% of that company’s or donee’s total annual revenues; (c) transactions where the related person’s interest arises solely from the ownership of the Company’s stock and all stockholders benefit on a pro rata basis; (d) transactions involving competitive bids; (e) regulated transactions involving services as a common carrier or public utility at rates fixed in conformity with law or governmental authority; and (e) transactions with related parties involving a bank as depositary of funds, transfer agent, registrar, trustee under a trust indenture or similar services. All other transactions with related persons are pre-approved by the Committee. The Committee receives notice of the occurrence of all pre-approved transactions.

The following are the material transactions or agreements between the Company and related persons.

Stockholders Agreement.    Mr. Wynn, Aruze USA and Baron Asset Fund are parties to a stockholders agreement that establishes various rights among Mr. Wynn, Aruze USA and Baron Asset Fund with respect to the ownership and management of the Company. These rights include, but are not limited to, preemptive rights, rights of first refusal, tag-along rights and certain other restrictions on the transfer of the shares of the Company’s common stock owned by the parties to the stockholders agreement.

Under the stockholders agreement, if Mr. Wynn, Aruze USA or Baron Asset Fund purchase shares of the Company’s common stock from the Company in a private placement on terms and conditions that are not offered to the other parties to the agreement, the purchasing stockholder must afford the other parties preemptive rights. These preemptive rights will allow the non-purchasing parties to purchase that number of shares in the purchasing stockholder’s allotment of private placement shares that is necessary to maintain the parties’ shares in the same proportion to each other that existed prior to the private placement.

In addition, under the stockholders agreement, the parties granted each other a right of first refusal on their respective shares of the Company’s common stock. Under this right of first refusal, if any such stockholder wishes to transfer any of his or its shares of the Company’s common stock to anyone other than a permitted transferee (as defined in the agreement), and has a bona fide offer from any person to purchase such shares, the stockholder must first offer the shares to the other parties to the stockholders agreement on the same terms and conditions as the bona fide offer. In addition to this right of first refusal, Mr. Wynn and Aruze USA also granted each other and Baron Asset Fund a tag-along right on their respective shares of the Company’s common stock. Under this tag-along right, Mr. Wynn and Aruze USA, before transferring his or its shares to any person other than a permitted transferee, must first allow the other parties to the agreement to participate in such transfer on the same terms and conditions.

The stockholders agreement also provides that, upon the institution of a bankruptcy action by or against a party to the stockholders agreement, the other parties to the agreement will be given an option to purchase the bankrupt stockholder’s shares of the Company’s common stock at a price to be agreed upon by the bankrupt stockholder and the other stockholders, or, if a price cannot be agreed upon by such stockholders, at a price equal to their fair market value. In addition, under the stockholders agreement, if there is a direct or indirect change of control of any party to the agreement, other than Baron Asset Fund, the other parties to the agreement have the option to purchase the shares of the Company’s common stock held by the party undergoing the change in control. Under the agreement, a stockholder may assign its options to the Company.

In addition, under the stockholders agreement, Mr. Wynn and Aruze USA have agreed to vote their shares of the Company’s common stock for a slate of directors, a majority of which will be designated by Mr. Wynn, of which at least two will be independent directors, and the remainder of which will be designated by Aruze USA. In addition, in November 2006, this agreement was amended to require the written consent of both Mr. Wynn and Aruze prior to either party selling any shares they own.

On November 13, 2006, the Board of Directors approved an amendment to the Company’s bylaws that exempts future acquisitions of the Company’s shares by either Mr. Wynn or Aruze USA, Inc. from Nevada’s control share acquisition statutes. The Nevada acquisition of controlling interest statutes require stockholder approval in order to exercise voting rights in connection with any acquisition of a controlling interest in certain

Nevada corporations unless the articles of incorporation or bylaws of the corporation in effect on the 10th day following the acquisition of a controlling interest by certain acquiring persons provide that these statutes do not apply to the corporation or the acquisition specifically by types of existing or future stockholders. The statutes define a “controlling interest” as (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more, of the voting power in the election of directors. As a result of the bylaw amendment, either Mr. Wynn or Aruze USA, Inc. or their respective affiliates may acquire ownership of outstanding voting shares of the Company permitting them to exercise more than one-third but less than a majority, or a majority or more, of all the voting power of the Company in the election of directors, without requiring a resolution of the stockholders of the Company granting voting rights in the control shares acquired.

Art Gallery.    At the opening of the Wynn Las Vegas, the resort included an art gallery that displayed rare paintings from The Wynn Collection, a private collection of fine art owned by Mr. and Mrs. Wynn. Prior to June 30, 2005, the Company leased The Wynn Collection from Mr. and Mrs. Wynn for an annual fee of one dollar ($1), and the Company was entitled to retain all revenues from the public display of The Wynn Collection and the related merchandising revenues. The Company was responsible for all expenses incurred in exhibiting and safeguarding The Wynn Collection, including the cost of insurance (including terrorism insurance) and taxes relating to the rental of The Wynn Collection. On June 30, 2005, this lease arrangement was restructured at the request of the Company. However, the material economic terms of the leasing relationship applicable to Mr. and Mrs. Wynn remained unchanged. In February 2006, the Company closed the art gallery and converted the gallery location into additional retail stores. The artwork in the gallery has been relocated to different venues within Wynn Las Vegas. The Company continues to be responsible for all expenses in exhibiting and safeguarding The Wynn Collection.

Surname and Rights of Publicity Agreements.    On August 6, 2004, Wynn Resorts Holdings, LLC entered into agreements with Mr. Wynn that confirm and clarify Wynn Resorts Holdings’ rights to use the “Wynn” name and Mr. Wynn’s persona in connection with its casino resorts. Under the parties’ Surname Rights Agreement, Mr. Wynn granted Wynn Resorts Holdings an exclusive, royalty-free, fully paid, perpetual, worldwide license to use, and to own and register trademarks and service marks incorporating the “Wynn” name for casino resorts and related businesses, together with the right to sublicense the name and marks to its affiliates. Under the parties’ Rights of Publicity License, Mr. Wynn granted the Wynn Resorts Holdings the exclusive, royalty-free, worldwide right to use his full name, persona and related rights of publicity for casino resorts and related businesses, together with the ability to sublicense the persona and publicity rights to its affiliates, until October 24, 2017.

Villa Lease.    On December 29, 2004, Wynn Las Vegas entered into an agreement with Mr. Wynn for the lease of a villa suite in the Wynn Las Vegas resort to Mr. and Mrs. Wynn as their personal residence. Lease payments under this agreement commenced on July 1, 2005, the date Mr. and Mrs. Wynn moved into the villa. The term of the agreement continues from year to year unless terminated on at least 90 days’ written notice prior to the end of any lease year, or upon the death of Mr. Wynn. Based on third party appraisals, the Audit Committee determined the rent for each year in the three-year period commencing July 1, 2005 and ending June 30, 2008 to be $580,000. All services for, and maintenance of, the suite are included in the rental, with certain exceptions.

Aircraft Arrangements.    Messrs. Wynn, Kramer and Schorr have time-sharing agreements with Las Vegas Jet, LLC, a wholly owned indirect subsidiary of the Company, covering their personal use of Company-owned aircraft that require each executive to pay the Company his and his family’s share of the direct costs that the Company incurs in operating the aircraft, up to an amount determined by using the Internal Revenue Service Standard Industry Fare Level (SIFL) tables. During 2006, the following amounts were included in the executives’ taxable compensation pursuant to these timesharing arrangements: Stephen A. Wynn $64,282; Mr. Kramer $1,796; and Mr. Schorr $54,760. In the event that direct costs in operating the aircraft exceed the amounts determined by using the SIFL method, such additional costs are paid for by the Company. Pursuant to the provisions of the American Jobs Creation Act of 2004, such additional costs incurred after October 22, 2004 are not eligible to be claimed as a deduction for United States federal income tax purposes.

Reimbursable Costs.    The Company periodically incurs costs on Mr. Wynn’s, Mr. Schorr’s and Mr. Kramer’s behalf, including costs with respect to personal use of the corporate aircraft, household employees, personal legal fees, construction work and other personal purchases. Mr. Wynn and other officers have deposits with the Company to prepay any such items. These deposits are replenished on an ongoing basis as needed. At December 31, 2006, Mr. Wynn, Mr. Schorr and Mr. Kramer had a credit balance with the Company of $280,061, $4,048 and $33,358, respectively.

Aruze Slot Purchase.    In 2006 Wynn Macau, an affiliate of the Company, purchased 22 slot machines and 48 multi-station electronic gaming machines from an affiliate of Aruze USA for use at the Wynn Macau resort. The Aruze electronic gaming machines represent approximately 15% of the total electronic gaming machines in operation at Wynn Macau. The Aruze electronic gaming machines were purchased in an arm’s length transaction at market prices for a total purchase price of approximately $1,300,000.

Tax Indemnification Agreement.    In 2002, Stephen A. Wynn, Aruze USA, Baron Asset Fund, and the Kenneth R. Wynn Family Trust (referred to collectively as the “Valvino members”), Valvino and the Company entered into a tax indemnification agreement relating to their respective income tax liabilities from the contribution of their Valvino membership interests to the Company. The tax indemnification agreement generally provides that the Valvino members will be indemnified by the Company and its subsidiaries for additional tax costs (including interest and penalties) caused by reallocations of income or deductions that increase the taxable income or decrease the tax loss of the Valvino members for the period prior to the contribution of the Valvino membership interests. Any payment made pursuant to the agreement by the Company or any of its subsidiaries to the Valvino members may be non-deductible for income tax purposes.

In addition to the above, the Company (or its subsidiaries) employs (a) Andrew Pascal, the nephew of Mr. and Mrs. Wynn, as President of Wynn Las Vegas; (b) Eddie Tseng, the spouse of Ms. Chen, as Senior Vice President of Customer Development of Worldwide Wynn, LLC; (c) Peter Early, the son-in-law of Mr. and Mrs. Wynn, as Executive Director of Special Projects of Wynn Las Vegas; and (d) Michael Pascal, the father of Andrew Pascal and brother of Mrs. Wynn, as a Senior Executive Host of Wynn Las Vegas. The Audit Committee of the Company approved each such employment arrangement in advance and determined that compensation was at (or below) levels paid to non-family members. The Company anticipates that these individuals will continue to serve in their respective positions during 2007.

The Report of Audit Committee and Report of Compensation Committee shall not be deemed to be incorporated by reference through any general statement incorporating by reference this Proxy Statement into any filings under the Securities Act of 1933, as amended, or the Exchange Act, as amended, and shall not otherwise be deemed to be “soliciting materials” or to be filed with the SEC or subject to Regulation 14A or 14C, or to the liabilities of Section 18 of the Exchange Act.

REPORT OF THE COMPENSATION COMMITTEE

We have reviewed and discussed the Compensation Discussion and Analysis required by Item 402(a) of Regulation S-K with the Company’s management. Based on such review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

Compensation Committee

    John A. Moran, Chairman

    Robert J. Miller

    D. Boone Wayson

    Stanley R. Zax

OTHER MATTERS

The Board of Directors is not aware of any other matters to be presented at the Annual Meeting. If any other matters should properly come before the Annual Meeting, the persons named in the proxy will vote the proxies in their discretion.

STOCKHOLDER PROPOSALS

For any proposal to be considered for inclusion in our proxy statement and form of proxy for submission to the stockholders at our 2008 Annual Meeting, it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934. Such proposals must be received by the Company at its offices at 3131 Las Vegas Boulevard South, Las Vegas, Nevada 89109 no later than December 14, 2007.

In addition, our Bylaws provide notice procedures for stockholders to recommend a person for nomination as a director and to propose business to be considered by stockholders at a meeting. Notice of a nomination or proposal must be delivered to us not less than 60 days and not more than 90 days prior to the date of the meeting, or not more than 10 days from the public announcement of the meeting if the meeting is first publicly announced less than 70 days prior to the date of the meeting. Accordingly, for our 2008 Annual Meeting, notice of a nomination or proposal must be delivered to us no later than March 1, 2008 and no earlier than January 1, 2008. Nominations and proposals also must satisfy other requirements set forth in the Bylaws. If a stockholder fails to comply with the forgoing notice provision or with certain additional procedural requirements under SEC rules, the Company will have authority to vote shares under proxies we solicit when and if the nomination or proposal is raised at the Annual Meeting and, to the extent permitted by law, on any other business that may properly come before the Annual Meeting and any adjournments. The Chairman of the Board may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedures.

HOUSEHOLDING

The broker, bank or other nominee for any stockholder who is a beneficial owner, but not the record holder, of the Company’s shares may deliver only one copy of the Company’s proxy statement and annual report to multiple stockholders who share the same address, unless that broker, bank or other nominee has received contrary instructions from one or more of the stockholders. The Company will deliver promptly, upon written or oral request, a separate copy of the proxy statement and annual report to a stockholder at a shared address to which a single copy of the documents was delivered. A stockholder who wishes to receive a separate copy of the proxy statement and annual report, now or in the future, should submit their request to the Company by telephone at 702/770-7555 or by submitting a written request to Investor Relations, Wynn Resorts, Limited. 3131 Las Vegas Boulevard South, Las Vegas, NV 89109. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and annual reports and wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

EXHIBIT A

WYNN RESORTS, LIMITED

ANNUAL PERFORMANCE BASED INCENTIVE PLAN

FOR EXECUTIVE OFFICERS

PURPOSE

The WYNN RESORTS, LIMITED Annual Performance Based Incentive Plan for Executive Officers (the “Plan”) is an annual short-term incentive plan designed to reward executive officers of WYNN RESORTS, LIMITED (the “Company”), for achieving pre-established corporate performance goals. The Plan is intended to provide an incentive for superior performance and to motivate participating officers toward the highest levels of achievement and business results, to tie their goals and interests to those of the Company and its stockholders, and to enable the Company to attract and retain highly qualified executive officers. The Plan is also intended to preserve the Company’s tax deduction for bonus compensation paid to executive officers by meeting the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

ARTICLE 1

ELIGIBILITY AND PARTICIPATION

Section 1.1    Participation in the Plan is limited to those executive officers of the Company who are “covered employees” as defined under Section 162(m) of the Code. At or prior to the time that performance objectives for a “Performance Period” are established, as defined in Section 2.2 below, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) will designate which executive officers shall participate in the Plan for such Performance Period (the “Participants”).

ARTICLE 2

PLAN YEAR, PERFORMANCE PERIODS AND PERFORMANCE OBJECTIVES

Section 2.1    The performance period with respect to which bonuses shall be calculated and paid under the Plan (the “Performance Period”) shall generally be the fiscal year beginning on January 1 and ending on December 31 (the “Plan Year”); provided, however, that the Committee shall have the authority to designate different Performance Periods under the Plan.

Section 2.2    Within the first ninety days of each Performance Period, the Committee shall establish in writing, with respect to such Performance Period, one or more performance goals, a specific target objective or objectives with respect to such performance goals, and an objective formula or method for computing the amount of bonus compensation awardable to each Participant if the performance goals are attained. Notwithstanding the foregoing sentence, for any Performance Period, such goals, objectives and formulae must be established within that number of days, beginning on the first day of such Performance Period, which is no more than twenty-five percent of the total number of days in such Performance Period.

Section 2.3    Performance goals shall be based upon one or more of the following business criteria for the Company as a whole or any of its subsidiaries or operating units: stock price; market share; gross revenue; gross margin; pretax operating income; cash flow; earnings before interest, taxes, depreciation and amortization; earnings per share; return on equity; return on invested capital or assets; return on revenues; cost reductions and savings; productivity including, but not limited to, the ability to complete major capital projects on time and within budget, and the ability to successfully meet objective project milestones during the performance year; equity capital raised; consummation of debt and equity offerings; asset management (e.g. inventory and receivable levels); compliance with contractual and legal requirements; customer satisfaction; employee satisfaction; or, any increase or decrease of one or more of the foregoing over a specified period. In addition, performance goals may be based upon a Participant’s attainment of personal goals with respect to any of the foregoing performance goals, negotiating transactions and sales, or developing long-term business goals. Measurements of the Company’s or a Participant’s performance against the performance goals established by the Committee shall be objectively determinable and, to the extent they are expressed in standard accounting terms, shall be determined according to generally accepted accounting principles as in existence on the date on which the performance goals are established. The Committee shall have the authority to make appropriate adjustments in performance goals to reflect the impact of items not reflected in such goals. For purposes of the Plan, such adjustments shall be defined as (1) any profit or loss attributable to abandonment, acquisitions or dispositions of stock or assets, (2) any changes in accounting standards or treatments that may be required or permitted by the Financial Accounting Standards Board or adopted by the Company or its subsidiaries after the goal is established, (3) all items of gain, loss or expense for the year related to restructuring charges for the Company or its subsidiaries, (4) all items of gain, loss or expense for the year determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business, (5) any income or expense resulting from transactions with affiliates which are eliminated in the consolidation of the affiliates’ financial statements with Wynn Resorts, Limited including management fees, rent, royalties, interest and corporate overhead expense allocation, (6) pre-opening expenses, (7) stock based compensation expenses, (8) items classified as other income or expense, (9) all items of gain, loss or expense for the year related to discontinued operations that do not qualify as a segment of a business as defined in APB Opinion No. 30 (or successor literature), (10) the impact of capital expenditures, (11) the impact of share repurchases and other changes in the number of outstanding shares, and (12) such other items as may be prescribed by Section 162(m) of the Code and the treasury regulations thereunder as may be in effect from time to time, and any amendments, revisions or successor provisions and any changes thereto.

ARTICLE 3

DETERMINATION OF BONUS AWARDS

Section 3.1    As soon as practicable after the end of each Performance Period (or such sooner time as the performance goals have been met), the Committee shall certify in writing to what extent the Company and the Participants have achieved the performance goal or goals for such Performance Period, including the specific target objectives and the satisfaction of any other material terms of the bonus award, and the Committee shall calculate the amount of each Participant’s bonus for such Performance Period based upon the performance goals, objectives, and computation formulae for such Performance Period established pursuant to Section 2.2 above. The Committee shall have no discretion to increase the amount of any Participant’s bonus as so determined, but may reduce or totally eliminate any Participant’s bonus if it determines, in its sole and absolute discretion, that such a reduction or elimination is appropriate with respect to the Participant’s performance or any other factors material to the goals, purposes, and administration of the Plan.

Section 3.2    No Participant’s bonus for any Plan Year shall exceed the lesser of (a) $10,000,000 and (b) (I) in the case of the Company’s Chief Executive Officer, 250% of the participant’s “average base annual salary” over the applicable performance period, and (II) in the case of all other participants, up to a maximum of 200% of the participant’s “average base annual salary” over the applicable performance period.

Section 3.3    The average base annual salary of a Participant shall be the average of a Participant’s base annual salary as in effect as of (a) the first day of such Performance Period, and (b) the date the Committee shall establish the performance goals, objectives and computation formulae for such Performance Period pursuant to Section 2.2 above.

ARTICLE 4

PAYMENT OF BONUS AWARDS

Section 4.1    Approved bonus awards shall be payable by the Company in cash, stock, or options, or a combination thereof, to each Participant, or to the Participant’s estate in the event of the Participant’s death, as soon as practicable after the Committee has certified in writing pursuant to Section 3.1 that the relevant performance goals were achieved.

Section 4.2    A bonus award that would otherwise be payable to a Participant who is not employed by the Company or one of its subsidiaries on the last day of a Performance Period or on such sooner date as the performance goals have been met may be prorated or not paid in the discretion of the CEO, except in the case of a bonus award payable to the CEO in which case the decision will be made in the discretion of the Committee.

ARTICLE 5

OTHER TERMS AND CONDITIONS

Section 5.1    No bonus awards shall be paid under the Plan unless and until the material terms (within the meaning of the Code and regulations promulgated thereunder) of the Plan, including the business criteria described in Section 2.3 above, are approved by the stockholders in accordance with Section 6.7 below.

Section 5.2    No person shall have any legal claim to be granted a bonus award under the Plan and the Committee shall have no obligation to treat Participants uniformly. Except as may be otherwise required by law, bonus awards under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, either voluntary or involuntary. Bonuses awarded under the Plan shall be payable from the general assets of the Company and no Participant shall have any claim with respect to any specific assets of the Company.

Section 5.3    Neither the Plan nor any action taken under the Plan shall be construed as giving any employee the right to be retained in the employ of the Company or any subsidiary or to obligate the Company or any subsidiary to maintain any employee’s compensation at any level.

Section 5.4    The Company or any of its subsidiaries may deduct from any award any applicable withholding taxes or any amounts owed by the employee to the Company or any of its subsidiaries.

Section 5.5    The Plan and the granting and payment of bonus awards, and the other obligations of the Company under the Plan shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required.

Section 5.6    Bonus awards shall not be transferable by a Participant except upon the Participant’s death following the end of the performance period but prior to the date payment is made, in which case the bonus award shall be transferable by will or the laws of descent and distribution.

Section 5.7    The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to a bonus award, nothing contained in the Plan or any bonus award shall give any such Participant any rights that are greater than those of a general creditor of the Company.

ARTICLE 6

ADMINISTRATION

Section 6.1    All members of the Committee shall be persons who qualify as “outside directors” as defined under Section 162(m) of the Code. Until changed by the Board, the Compensation Committee of the Board shall constitute the Committee hereunder.

Section 6.2    The Committee shall have full power and authority to administer and interpret the provisions of the Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable.

Section 6.3    Except with respect to matters which under the Code are required to be determined in the sole and absolute discretion of the Committee, the Committee shall have full power to delegate to any officer or employee of the Company the authority to administer and interpret the procedural aspects of the Plan, subject to the Plan’s terms, including adopting and enforcing rules to decide procedural and administrative issues.

Section 6.4    The Committee may rely on opinions, reports or statements of officers or employees of the Company or any subsidiary thereof and of Company counsel (inside or retained counsel), public accountants and other professional or expert persons.

Section 6.5    The Board reserves the right to amend or terminate the Plan in whole or in part at any time. Unless otherwise prohibited by applicable law, any amendment required to conform the Plan to the requirements of the Code may be made by the Committee. No amendment may be made to the class of individuals who are eligible to participate in the Plan, the performance criteria specified in Section 2.3 or the maximum bonus payable to any Participant as specified in Section 3.2 without stockholder approval unless stockholder approval is not required in order for bonuses paid to Participants to constitute qualified performance-based compensation under Section 162(m) of the Code.

Section 6.6    The place of administration of the Plan shall be the State of Nevada, and the validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Nevada (without giving effect to conflicts of law principles).

Section 6.7    The Plan shall take effect upon its adoption by the Board; provided, however, that the Plan shall be subject to the requisite approval of the stockholders of the Company in order to comply with Section 162(m) of the Code. In the absence of such approval, the Plan (and any bonus awards made pursuant to the Plan prior to the date of such approval) shall be null and void.

Section 6.8    The Plan is designed and intended to comply, to the extent applicable, with Section 162(m) of the Code, and all provisions hereof shall be construed in a manner to so comply.

WYNN RESORTS, LIMITED

Proxy For Annual Meeting Of Stockholders

To Be Held On May 8, 2007

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned stockholder of Wynn Resorts, Limited, a Nevada corporation (the “Company”), hereby appoints Stephen A. Wynn, Ronald J. Kramer and Kim Sinatra or any of them, as proxies for the undersigned, each with full power of substitution to attend the Annual Meeting of Stockholders of the Company to be held on May 8, 2007 at 11 a.m., local time, in the Latour Ballroom at Wynn Las Vegas Resort, 3131 Las Vegas Boulevard South, Las Vegas, Nevada, and at any adjournment(s) thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such Annual Meeting and otherwise to represent the undersigned at the Annual Meeting, with the same effect as if the undersigned were present. The undersigned instructs such proxies or their substitutes to act on the following matters as specified by the undersigned, and to vote in such manner as they may determine on any other matters that may properly come before the Annual Meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement and revokes any proxy previously given with respect to such shares.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH ITEM

(Continued and to be signed on reverse side)

FOLD AND DETACH HERE

WYNN RESORTS, LIMITED

PLEASE VOTE, DATE AND SIGN, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE

1.	To elect the following three Class II directors to serve as such until the 2010 Annual Meeting of Stockholders and until their successors are elected and qualified, or until such director’s earlier death, resignation or removal:

Nominees:	Stephen A. Wynn

Alvin V. Shoemaker

D. Boone Wayson

[    ] FOR ALL NOMINEES                     [    ] WITHHOLD AS TO ALL NOMINEES

FOR ALL NOMINEES(S) (Except as written below)

_________________________________________________________________________________________________

_________________________________________________________________________________________________

2.	To approve the Company’s Annual Performance Based Incentive Plan, including increasing the maximum payable thereunder to any individual to $10,000,000;

[    ] FOR                     [    ] AGAINST                     [    ] ABSTAIN

3.	To ratify the Company’s designation of Ernst & Young LLP as the independent auditors for the Company and all subsidiaries for the 2007 fiscal year;

[    ] FOR                     [    ] AGAINST                     [    ] ABSTAIN

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

[    ] CHECK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF THIS PROXY IS EXECUTED BUT NO SPECIFICATION IS MADE, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” THE FOREGOING PROPOSALS AND OTHERWISE IN THE DISCRETION OF THE PROXIES AT THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Sign, date and return the proxy card promptly using the enclosed envelope.

Signature__________________________________________ Signature if held jointly_________________________________

Dated _______________________, 2007.

Please sign exactly as your name appears hereon and date. If the shares are held jointly, each holder should sign. When signing as an attorney, executor, administrator, trustee, guardian or as an officer, signing for a corporation or other entity, please give full title under signature.